UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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OneBeacon Insurance Group, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2007

Annual General Meeting

of Members and

Proxy Statement

ONEBEACON INSURANCE GROUP, LTD.
NOTICE OF 2007 ANNUAL GENERAL MEETING OF MEMBERS
TO BE HELD MAY 22, 2007

April 6, 2007

Notice is hereby given that the 2007 Annual General Meeting of Members of OneBeacon Insurance Group, Ltd. will be held on Tuesday, May 22, 2007, at 12:00 noon Atlantic Time at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda. At this meeting you will be asked to consider and vote upon the following proposals:

1)              election of four Class I directors with a term ending in 2010;

2)              approval of the 2007 Long-Term Incentive Plan and Performance Criteria; and

3)              approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2007.

The Company’s audited financial statements for the year ended December 31, 2006, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Members of record of common shares on the record date, March 26, 2007 (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) which are corporations or other entities, may have their duly authorized representative attend and vote at the meeting in person or by proxy. A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 11, 2007 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

All Members are invited to attend this meeting.

By Order of the Board of Directors,

T. Michael Miller
President and Chief Executive Officer

Members are invited to complete and sign the accompanying proxy card to be returned to OneBeacon Insurance Group, Ltd., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397 in the envelope provided, whether or not they expect to attend the meeting. Members who hold their common shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting their shares by telephone or over the internet.

OneBeacon Insurance Group, Ltd., an exempted Bermuda company, through its subsidiaries (collectively, “OneBeacon,” the “Company,” “we,” “us,” or “our” ) is a property and casualty insurance writer that provides a range of specialty insurance products as well as a variety of segmented commercial and personal insurance products. OneBeacon was acquired by White Mountains Insurance Group, Ltd. (collectively with its subsidiaries excluding OneBeacon, “White Mountains”) from Aviva plc (“Aviva”) in 2001. White Mountains is a holding company whose businesses provide property and casualty insurance, reinsurance and certain other products. During the fourth quarter of 2006, White Mountains sold 27.6 million or 27.6% of the Company’s common shares in an initial public offering. Prior to the initial public offering, OneBeacon was a wholly-owned subsidiary of White Mountains. As of December 31, 2006, Lone Tree Holdings Ltd, a subsidiary of White Mountains, beneficially owned all of the Company’s issued and outstanding class B common shares, representing 96.3% of the voting power of our voting securities and 72.4% of our outstanding common shares.

Our headquarters are located at the Bank of Butterfield Building, 42 Reid Street, 6th Floor, Hamilton HM 12, Bermuda. Our U.S. headquarters are located at 1 Beacon Lane, Canton, Massachusetts 02021, our principal executive office is located at 601 Carlson Parkway, Minnetonka, Minnesota 55305 and our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

ONEBEACON INSURANCE GROUP, LTD.
PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2007 Annual General Meeting of Members (the “2007 Annual Meeting”), to be held on Tuesday, May 22, 2007 at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda. The solicitation of proxies will be made by mail, and the proxy statement and related proxy materials will be distributed to Members on or about April 6, 2007.

Holders of the Company’s common shares (“Members” or “shareholders”), par value $0.01 per share, as of the close of business on March 26, 2007, the record date, are entitled to vote at the meeting.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Members who hold their common shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting by telephone or over the internet. A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Secretary or by notifying the Inspectors of Election (see page 41). Every Member entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Member and filed with the Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote. If a Member attends the meeting and votes in person, his or her signed proxy is considered revoked.

PROPOSAL 1—ELECTION OF THE COMPANY’S DIRECTORS
THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”). Each Class serves a three-year term.

At the 2007 Annual Meeting, Ms. Grady and Messrs. Miller, Smith and Urness are nominated to be elected as Class I directors with a term ending in 2010. The Board recommends a vote FOR Proposal 1 which calls for the election of the 2007 nominees.

The current members of the Board nominees and terms of each Class are set forth below:

Director	Age	Director since
Class I Nominees—Term ending in 2010
Lois W. Grady	63	2006
T. Michael Miller	48	2006
Lowndes A. Smith	67	2006
Kent D. Urness	58	2007
Class II—Term ending in 2008
David T. Foy	41	2006
Richard P. Howard	61	2006
Robert R. Lusardi	50	2006
Class III—Term ending in 2009
Reid T. Campbell	39	2006
Morgan W. Davis	57	2006
Allan L. Waters	48	2006

Of the nominees for election at the 2007 Annual Meeting, Messrs. Miller and Smith were previously elected to the Board by the sole Member, White Mountains, prior to the Company’s initial public offering in November 2006. Ms. Grady was previously elected to the Board in December 2006 and was recommended by a member of the Board of Directors. Mr. Urness was previously elected to the Board in February 2007 and was recommended by the Chief Executive Officer of the Company.

The following information presents the principal occupation, business experience, recent business activities involving OneBeacon and other affiliations of the directors:

Class I Nominees—Term Ending in 2010

Lois W. Grady has been a director of the Company since December 2006. She has served as an independent consultant since her retirement from Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc. (“The Hartford”). Ms. Grady served as Executive Vice President and Director of Information Systems and Services at Hartford Life from 2002-2004 and as Senior Vice President and Director of Investment Product Services at Hartford Life from 1998-2002. Ms. Grady is also a director of Symetra Financial Corporation.

T. Michael Miller has been a director of the Company since August 2006. He joined the Company as Chief Operating Officer in April 2005 and became President and CEO in July 2005. Prior to joining OneBeacon, Mr. Miller spent 10 years at St. Paul Travelers, most recently as Co-Chief Operating Officer. Prior to joining St. Paul Travelers, Mr. Miller spent 14 years with The Chubb Corporation.

Lowndes A. Smith has been a director of the Company since October 2006. Mr. Smith serves as Managing Partner of Whittington Gray Associates. Mr. Smith formerly served as Vice Chairman of The Hartford. and President and CEO of Hartford Life Insurance Company. He joined The Hartford in 1968. Mr. Smith is also a director of White Mountains and 85 investment companies in the mutual funds of The Hartford.

Kent D. Urness has been a director of the Company since February 2007. Since his retirement from St. Paul Travelers in April 2005 until November 2006, Mr. Urness served as Non-Executive Chairman of St. Paul Travelers Insurance Company and as a Non-Executive Director of St. Paul at Lloyds. From 2001 until his retirement, he served as Executive Vice President with responsibility for International and Lloyd’s. He served in positions of increasing responsibility over his 34 year career at St. Paul Travelers.

Class II Directors—Term Ending in 2008

David T. Foy has been a director of the Company since October 2006. Mr. Foy has served as Executive Vice President and Chief Financial Officer of White Mountains since April 2003. Prior to joining White Mountains in 2003, Mr. Foy served as Senior Vice President and Chief Financial Officer of Hartford Life, Inc. and joined that company in 1993. Prior to joining Hartford Life, Inc., Mr. Foy was with Milliman and Robertson, an actuarial consulting firm. Mr. Foy also serves as the Chairman of the Board of Symetra Financial Corporation.

Richard P. Howard has been a director of the Company since October 2006. Mr. Howard has served as a portfolio manager for Prospector Partners, LLC since August 2005. Prior to that, he was a Managing Director of White Mountains Advisors LLC from 2001 through August 2005. From 1982 through 2001, Mr. Howard was a vice president and portfolio manager of T. Rowe Price Associates, Inc., including responsibility for the management of T. Rowe Price Capital Appreciation Fund. Mr. Howard serves as a Trustee of Milliken University.

Robert R. Lusardi has been a director of the Company since October 2006. Mr. Lusardi has been an Executive Vice President of White Mountains Capital, Inc. and Chief Executive Officer of White Mountains Financial Services LLC since February 2005. Prior to joining White Mountains, he was a member of the Executive Management Board of XL Capital Ltd, where he was first Chief Financial

Officer then Chief Executive Officer of the Financial Products and Services operating segment. From 1980 to 1998, Mr. Lusardi was a Managing Director and head of the global insurance and asset management practices at Lehman Brothers. He is a director and Chairman of the Finance Committee of Primus Guaranty Ltd. and Symetra Financial Corporation.

Class III Directors—Term Ending in 2009

Reid T. Campbell has been a director of the Company since October 2006. He has served as a Managing Director of White Mountains Capital, Inc. since January 2004. He joined White Mountains in 1994 and has served in a variety of financial management positions with White Mountains. Prior to joining White Mountains, Mr. Campbell spent three years with KPMG LLP.

Morgan W. Davis has been a director of the Company since October 2006. Mr. Davis is currently the President and a director of American Centennial Insurance Co. He was formerly Managing Director at OneBeacon Insurance Group LLC from 2001 to 2005. From 1994 to 2001, he served in a variety of capacities for White Mountains. Prior to that, he was with Fireman’s Fund Insurance Company for seven years and INA/ Cigna for ten years. He is a director of Montpelier Re Holdings, Ltd. and White Mountains.

Allan L. Waters has been a director of the Company since October 2006. Mr. Waters is currently the Chief Executive Officer of White Mountains Re Group, Ltd. He served as Managing Member of Mulherrin Capital Advisors, LLC from 1998 to March 2007. Mr. Waters formerly served as Senior Vice President and Chief Financial Officer of White Mountains from 1993 to 1998, as Vice President and Controller from 1990 to 1993, as Vice President of Finance from 1987 to 1990 and as Assistant Vice President of Finance from 1985 to 1987. He is a director of White Mountains and Artemis Woman, LLC.

CORPORATE GOVERNANCE

OneBeacon is committed to maintaining sound corporate governance practices. Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company’s Members. The Board has adopted Corporate Governance Guidelines that set forth its overall approach towards corporate governance. The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to and on behalf of the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2006. The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at www.onebeacon.com.

White Mountains, through its subsidiary Lone Tree Holdings, Ltd., beneficially owns all of the Company’s issued and outstanding class B common shares, representing 96.3% of the voting power of our voting securities and 72.4% of our outstanding common shares. As a result, we may rely upon the “controlled company” exemption under the rules of The New York Stock Exchange (the “NYSE”) with respect to our board of directors and committee composition. Pursuant to this exemption, we are not required to comply with the rules that require that our Board of Directors be comprised of a majority of independent directors as defined by the NYSE. Our Board of Directors currently consists of 10 persons, three of whom are independent as defined under the rules of the NYSE and seven of whom are current or former employees, directors or officers of White Mountains or the Company.

The Board of Directors has determined that each of Ms. Grady and Messrs. Smith and Urness are independent in accordance with NYSE rules. For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company) or has only immaterial relationships with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no relationships (other than being directors or shareholders) between Ms. Grady and Messrs. Smith and Urness and the Company or White Mountains. The Board notes relationships with the other members of the Board as disclosed in this proxy statement on page 29 under the heading “Transactions with Related Persons, Promoters and Certain Control Persons”. In making its independence determinations, the Board considered all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors. Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.

At each meeting of the Board, the directors meet in executive session without Company management present except for the CEO, who is also a member of the Board. The Chairman presides over these meetings. The procedures for Members, employees and others interested in communicating directly with any or all of the non-management directors are described on page 6.

The Board

The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management. The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its Members.

In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its Members. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors. However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

Committees of the Board

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist Board oversight of: the integrity of the Company’s financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; and (3) prepare the Report of the Audit Committee (which appears on page 34).

The Audit Committee is currently comprised of Mr. Foy, Mr. Smith and Mr. Urness (Acting Chairman). Mr. Urness is the acting audit committee financial expert, as defined in SEC rules, based upon his training and experience. Mr. Waters served as the Chairman and as the audit committee financial expert based upon his training and experience until March 2007. The NYSE rules require that we have a majority of independent directors on our Audit Committee until the one year anniversary of our initial public offering, at which time we must have a fully independent Audit Committee. The Board has determined that each current member of the Audit Committee except for Mr. Foy satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC. Mr. Foy is not independent because he is an executive officer of White Mountains.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.onebeacon.com.

Compensation Committee

The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board’s responsibilities relating to the compensation of executives; (3) oversee the administration of the Company’s compensation plans, in particular the incentive compensation and equity-based plans; and (4) prepare the Report of the Compensation Committee on Executive Compensation (which begins on page 18). The Compensation Committee approves all compensation for executive officers and the other executives who report directly to the Chief Executive Officer. The Compensation Committee relies on the Chief Executive Officer and the Chief Human Resources Officer to assess, design and recommend compensation programs, plans, and awards for executives and directors, subject to Committee approval, and to administer approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. The Committee also approves all equity and non-equity incentive compensation plan awards. Currently, the Committee has not delegated any of its authority to a subcommittee or members of management. The Committee has not engaged a compensation consultant to assist it in the performance of its oversight duties, although the Committee may engage a consultant either independently or jointly with management in the future.

Since we rely on the “controlled company” exemption under the rules of the NYSE, we are not required to have a fully independent compensation committee. The Compensation Committee is currently comprised of Mr. Smith (Chairman), Ms. Grady and Mr. Urness. The Board has determined that each current member of the Compensation Committee satisfies NYSE independence standards.

The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at  www.onebeacon.com .

Nominating and Governance Committee

The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (4) oversee the evaluation of the Board and management.

Since we rely on the “controlled company” exemption under the rules of the NYSE, we are not required to have a fully independent nominating committee. The Nominating and Governance Committee is currently comprised of Mr. Foy (Chairman), Mr. Campbell, Mr. Davis and Ms. Grady. The Board has determined that Ms. Grady satisfies NYSE independence standards.

The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at  www.onebeacon.com .

General Criteria and Process for Selection of Director Candidates.   The Committee considers director candidates from diverse sources and welcomes suggestions from Members, management and the Board of Directors. The Committee’s goal is to have a balanced, engaged and collegial Board whose members possess the skills and background necessary to ensure that Member value is maximized in a manner consistent with all legal requirements and the highest ethical standards. There is no difference in the way in which the Committee evaluates nominees for director based upon the source of the nomination. From time to time, the Committee may engage a third party for a fee to assist it in identifying potential director candidates.

In identifying and evaluating director candidates, including those nominated by Members, the Nominating and Governance Committee does not set specific criteria for directors. The Committee is responsible for determining desired Board skills and attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business or industry and ownership interest in the Company. Directors must be willing to devote adequate time and effort to Board responsibilities. As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

Consideration of Director Candidates Nominated by Members.   The Company has not adopted a specific policy regarding consideration of director candidates from Members. Members who wish to recommend candidates for consideration by the committee may submit their nominations in writing to the Secretary at the address provided in this Proxy Statement or on the Company’s web site at www.onebeacon.com. The Committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting. In addition, subject to the rights of White Mountains as the holder of the Class B common shares, Members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-Laws as described below.

Procedures for Nominating Director Candidates.   Member nominations of director candidates may be made if received timely by the Secretary as outlined below. Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a “Qualified Member”). A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, between 90 days and 120 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Qualified Members. Each such notice shall set forth: (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) the class and number of shares that are owned beneficially and of record by the Qualified Member; (c) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a representation as to whether the Qualified Member intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding shares require to elect the nominee or otherwise to solicit proxies from Members in support of such nomination; (e) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (f) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (g) the consent of each such candidate to serve as a director of the Company if so elected.

Meetings of the Board

The Company was formed in July 2006 and completed its initial public offering in November 2006. During 2006, the following meetings of the Board were held: 4 meetings of the full Board, 1 meeting of the Compensation Committee and 1 meeting of the Nominating and Governance Committee. The Audit Committee did not meet during 2006. During 2006, each director attended all of the meetings of the Board (held during the period for which he or she has been a director); and (2) the meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Because the Company’s initial public offering was in November 2006, there was no Annual General Meeting in 2006.

All directors are encouraged but not required to attend the Annual General Meetings of Members. All directors plan to attend the 2007 Annual Meeting.

Communication with the Board

The Nominating and Governance Committee has approved a process by which anyone who has a  concern about our conduct may communicate that concern to the Chairman of the Board of Directors on behalf of the non-management directors as a group. You may contact the Chairman of the Board in writing care of the Secretary at the address in this Proxy Statement. Interested parties also may contact the Chairman of the Board electronically by submitting comments on our web site at www.onebeacon.com under the heading “Investor Relations/Corporate Governance.”

Anyone who has a concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Audit Committee. You may contact the Audit Committee in writing care of the Secretary at our Bermuda office. Interested parties may also contact the Audit Committee electronically by submitting comments on our web site at www.onebeacon.com under the heading “Investor Relations/Corporate Governance.”

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of March 26, 2007, there were 28,258,554 Class A common shares outstanding and 71,754,738 Class B common shares outstanding. Members of record of Class A common shares shall be entitled to one vote per common share, provided that if and so long as the votes conferred by “Controlled” Class A common shares (as defined below) of any person, other than White Mountains, constitute more than 9.5% percent of the votes conferred by the outstanding common shares of the Company, the vote conferred by each Class A common share comprised in such Controlled Class A common shares shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares constitute 9.5% of the votes conferred by our outstanding common shares.

In giving effect to the foregoing provisions, the reduction in the vote conferred by the Controlled Class A common shares of any person shall be effected proportionately among all the Controlled Class A common shares of such person; provided, however, that if a holder of our common shares owns, or is treated as owning by the application of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”), interests in another holder of our common shares, the reduction in votes conferred by Controlled Class A common shares of such holder (determined solely on the basis of Controlled Class A common shares held directly by such holder and Controlled Class A common shares attributed from such other holder) shall first be effected by reducing the votes conferred on the Controlled Class A common shares held directly by such holder and any remaining reduction in votes shall then be conferred proportionally among the Controlled Class A common shares held by the other holders (in each case, to the extent that doing so does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon). In the event that the aggregate reductions required by the foregoing provisions result in less than 100 percent of the voting power over the votes entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the Class A common shares held by our holders proportionately, based on the number of Class A common shares held by each holder; to the extent that doing so does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon.

“Controlled” Class A common shares in reference to any person other than White Mountains means:

(1)         all Class A common shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code; and

(2)         all Class A common shares directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

Lone Tree Holdings Ltd., the Member of record of the outstanding Class B common shares, is entitled to ten votes for every Class B common share.

Principal Holders of Common Shares

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of March 5, 2007, except as shown below.

Name and address of beneficial owner	Number of common shares beneficially owned		Percent of Class
Lone Tree Holdings Ltd., Bank of Butterfield Building, 42 Reid Street, Hamilton HM 12, Bermuda	71,754,738	(1)	100	%(2)
RS Investment Management Company LLC, 388 Market Street, Suite 1700 San Francisco, CA 94111	2,646,260	(3)	11.00%
Lazard Asset Management LLC, 30 Rockefeller Plaza, New York, NY 10112	2,153,966	(3)	8.97%
Oppenheimer Capital LLC, 1345 Avenue of the Americas, 49th Floor, New York, NY 10105	1,459,842	(3)	6.08%
Advisory Research, Inc./David Heller, 180 North Stetson Street, Chicago, IL 60601	1,204,200	(3)	5.02%

(1)          Class B common shares.

(2)          Represents 96.3% of the voting power of our voting securities and 72.4% of our outstanding common shares.

(3)          Class A common shares. Information based solely on Schedule 13G filings with the Securities and Exchange Commission.

Beneficial Stock Ownership of Directors and Executive Officers

The following table sets forth, as of March 5, 2007, beneficial ownership of Class A common shares by each director, the named executive officers and the executive officers of the Company as a group:

	Number of common shares owned
Name of beneficial owner	Beneficially (a)	Economically (b)
Directors
Reid T. Campbell	—	—
Morgan W. Davis	20,000	20,000
David T. Foy	—	—
Lois G. Grady	4,000	4,000
Richard P. Howard	5,000	5,000
Robert R. Lusardi	—	—
Lowndes A. Smith	10,000	10,000
Kent D. Urness	—	—
Allan L. Waters	100	100
Named Executive Officers
T. Michael Miller	5,100	533,616
Paul H. McDonough	4,000	107,621
Thomas L. Forsyth	1,000	71,813
Alexander C. Archimedes	1,100	99,930
Andrew C. Carnase	5,100	112,729
All directors and all executive officers as a group (16 persons)	72,898	1,075,603

(a)           No director or executive officer individually or as a group beneficially owns 1% or more of the total common shares outstanding at March 5, 2007. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

(b)          Common shares shown as economically owned include common shares beneficially owned, including through the Employee Stock Ownership Plan, target unearned phantom performance share awards and unvested incentive stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

OneBeacon became a public company on November 9, 2006. Prior to the Company’s initial public offering, it was a wholly-owned subsidiary of White Mountains, and as such, its compensation philosophy and executive compensation programs were governed by the White Mountains Compensation Committee. Now that the Company is a stand-alone public company, the Company’s Compensation Committee has had the opportunity to review our legacy compensation philosophy and compensation programs.

Our executive compensation program is designed to attract, retain and motivate our executives to maximize shareholder value over long periods of time. We manage all aspects of our business, including executive compensation, according to our four operating principles, which remain:

•       Underwriting comes first

•       Maintain a disciplined balance sheet

•       Invest for total return

•       Think like owners

The overall goal of our executive compensation program is to develop, implement and monitor executive compensation policies and practices which are consistent with and supportive of the long-term maximization of shareholder value and our operating principles.

Compensation Philosophy and Principles

We believe our executive compensation programs should support the Company’s primary objective of maximizing shareholder value over long periods of time. The Committee believes that, in order to achieve this objective, our executive compensation programs must address four key compensation principles. They are as follows:

Competitiveness

In order to execute our operating principles, a certain level of experience and expertise is required to manage our business with an intense and disciplined focus. Our overall executive compensation programs must be competitive to allow us to attract and retain the most talented and experienced executives. We believe we need to assess competitiveness relative to external benchmarks in terms of total compensation rather than the competitiveness of any individual element of compensation. Although White Mountains historically has not benchmarked compensation, we believe that external benchmarking is important given our recruiting needs to support the business.

Pay for Performance

We believe that talented executives are most attracted to an environment in which their contributions are rewarded commensurate with the value they create. And, we believe that when performance objectives are clearly articulated and incentive opportunities aligned, talented and motivated individuals excel.

Alignment with Shareholder Interests

We recognize that, to maximize shareholder value, we must closely align the financial interests of management with those of the Company’s shareholders. This compensation principle reinforces our Think Like an Owner operating principle. We believe that when our owners realize attractive returns, our executives should receive compensation at attractive levels. If our owners do not realize the expected return on their investment, executives’ overall compensation should be proportionately reflective.

Long-Term and At-Risk

Recognizing that shareholder return is best measured over long periods of time, a significant portion of executive compensation is comprised of long-term, at-risk pay. Less emphasis is placed on base salary, annual incentives, perquisites and employee benefits.

Elements of Compensation

We compensate our executives through a combination of base salary, annual incentive and long-term compensation. The focus of our compensation programs is to ensure overall competitiveness while emphasizing performance-based compensation versus base salary, annual incentives, perquisites or employee benefits  Base salary and annual incentives have historically been set at levels lower than those paid by other property and casualty insurers with a higher percentage of total compensation paid in long-term incentive or performance-based compensation. We believe that, by placing more emphasis on long-term performance-based compensation, we advance the Committee’s philosophy and principles which ultimately contribute to achieving our long-term goals and core operating principles.

Base Salary

We have limited base salaries to no more than $400,000 annually, consistent with the practices of White Mountains and the belief that the primary focus of executive compensation should be variable and performance-based. As such, the base salary of T. Michael Miller, our President and Chief Executive Officer, has been capped at $400,000 and the other named executive officers’ salaries have been set at various levels below this cap. Executive salaries are not routinely adjusted despite an annual performance review process. Instead, depending on market considerations, executive officers’ salaries may be adjusted selectively by the Compensation Committee.

Annual Incentives (Management Incentive Program)

We provide annual incentive opportunities to our executive officers through our Management Incentive Program (MIP). The annual target bonus for each of our named executive officers is equal to 50% of his base salary. The aggregate bonus pool can range from 0—200% of target, depending upon Company performance in a number of categories established early in each performance year typically including some or all of our long-term financial goals and other specific operational goals as determined by the Committee. Individual incentive payments can vary widely around the pool average. There is no cap (other than the size of the pool) on any individual award. Typically, we expect the Chief Executive Officer and Chief Financial Officer to receive the incentive performance factor applicable to all of OneBeacon given our belief the results of their efforts are appropriately reflected by the results of the Company. We would expect there to be variability in the incentive performance factors of the other executive officers based on individual performance and the performance of their respective business or functional groups.

The Compensation Committee reserves the right to exercise discretion in the final determination of the overall performance factor and the performance factors for each business and/or named executive officer. We believe discretion best facilitates performance-based differentiation at the business and individual level. While we understand discretion disqualifies this portion of compensation under Section 162(m) of the Internal Revenue Code, generally a named executive officer’s non-performance-based compensation will not exceed $1 million, the threshold for deductibility of non-performance based executive compensation established under Section 162(m).

Long-Term Incentive Compensation

We provide long-term incentive opportunities to our executive officers in the form of share-based performance awards. As a wholly-owned subsidiary of White Mountains, the primary long-term incentive vehicle for executives was OneBeacon performance units and a secondary vehicle was White Mountains performance shares. Performance unit awards are payable upon the level of satisfaction of pre-established financial targets with respect to each three-year cycle. The number of units earned can range from 0% to 200% of the number of target units originally awarded based on the level of performance against the target average combined ratio achieved over the three-year performance cycle. Performance units typically grow from their initial value at a rate tied to a financial measure such as the compounded return on equity over the three-year cycle.

Beginning in 2007 with our initial public offering and going forward, the Committee intends to use OneBeacon performance shares as the primary long-term incentive vehicle. However, from time to time the Committee may award other long-term incentive vehicles such as incentive or non-qualified stock options, stock appreciation rights, restricted stock awards and performance units. In connection therewith, the Board of Directors has adopted, and is requesting that shareholders approve, the 2007 OneBeacon Long-Term Incentive Plan (2007 Plan). Please see the description of the material terms of the 2007 Plan under the heading “Proposal No. 2—Approval of 2007 OneBeacon Long-Term Incentive Plan and Approval of Performance Criteria” on page 36 of this proxy statement.

Performance shares will be awards of phantom shares with respect to our common shares, some or all of which will be earned if performance goals established by the compensation committee are satisfied over a specified award period. The value earned by an employee pursuant to an award of performance shares will be generally equal to the number of award shares earned with respect to the award period (which may not be more than 200% of the target number of shares awarded) multiplied by the fair market value of a common share on the date of the Compensation Committee certifies performance under the plan. The maximum number of performance shares that can be earned by a participant pursuant to an award of performance shares with respect to any particular award period of one year or more will not exceed 500,000.

While the Compensation Committee establishes the performance measures for each performance share grant at the beginning of the award cycle, we expect the performance goals will not typically change from year-to-year as they have in the past with performance unit awards. The target performance share goal has been set as annual growth in intrinsic business value per share (“GIBVPS”), of 13%, or 700 basis points above the 10 Year Treasury yield, whichever is higher. GIBVPS is measured by the following metrics over the three-year performance cycle: (a) Underwriting Return on Equity including an adjustment to normalize catastrophe losses across years (weighted 40%); (b) Growth in Adjusted Book Value per Common Share, including an adjustment for dividends paid (weighted 40%); and (c) Growth in the Company’s Price per Common Share, including an adjustment for dividends paid (weighted 20%). Underwriting Return on Equity and Adjusted Book Value per Common Share are non-GAAP financial measures that the Company uses to measure its performance.

Underwriting Return on Equity means actual GAAP net income of the Company, plus the dividends and accretion recorded in the period for the Company’s economically defeased preferred stock minus actual investment income and realized gains, each after taxes, plus after-tax standard investment income plus actual after-tax losses associated with catastrophic events (“Actual CAT Losses”) minus a charge for losses associated with catastrophic events (“CAT Charge”), divided by the average of (a) the Company’s GAAP shareholders’ equity at the beginning of the period minus any remaining accretion to face value related to the Company’s economically defeased preferred stock at the beginning of the period, and (b) the Company’s GAAP shareholders’ equity at the end of the period, minus any remaining accretion to face value related to the Company’s economically defeased preferred stock at the end of the period.

Growth in Adjusted Book Value per Common Share means the Company’s GAAP shareholders’ equity at the end of the period on an as converted/as diluted basis minus any remaining accretion to face value related to the Company’s economically defeased preferred stock at the end of the period plus compounded dividends paid during the period, divided by the number of as converted/as diluted common shares of the Company outstanding at the end of the period, divided by the Company’s GAAP shareholders’ equity at the beginning of the period on an as converted/as diluted basis minus any remaining accretion to face value related to the Company’s economically defeased preferred stock at the beginning of the period, divided by the number of as converted/as diluted common shares of the Company outstanding at the beginning of the period, minus one.

Growth in the Company’s Price per Common Share means the market price for one common share at the end of the period, plus compounded dividends paid per common share of the Company during the period, divided by the market price for a share of the Company’s common stock at the beginning of the period, minus one.

For the purpose of these definitions, after-tax standard investment income will equal the yield on the 10-year Treasury note at the beginning of the period, to be reset annually, plus 100 basis points multiplied by the Company’s average invested assets for the period, multiplied by one minus the Company’s actual tax rate on investment income, realized gains, and unrealized gains for the period, and average invested assets will exclude investment assets in trust accounts related to the Company’s economically defeased preferred stock. The CAT Charge is equal to one-half of the annual plan CAT losses represented as a percentage of plan net earned premium, times actual net earned premium, plus 0.2% times actual net earned premium, plus one-half of Actual CAT Losses, subject to an overall maximum of 5.5% of actual net earned premium, each after taxes.

Based on the level of performance against target, the number of actual performance shares awarded can range from 0% to 200% of the number of target performance shares originally granted. We have set a performance range such that 0% of targeted shares will be granted at levels of 6% GIBVPS or lower and 200% of targeted shares will be granted at levels of 20% GIBVPS or higher, and perfectly pro-rated for various levels of performance across this continuum. The value per share at vesting is the fair market value on the day the Compensation Committee certifies performance under the plan. The OneBeacon Compensation Committee has determined that the targeted per share value for each award cycle will be calculated using the share price at the beginning of the cycle period plus growth in share price of 13% per year less compounded anticipated dividends. Performance shares are typically paid in cash but can be paid in shares at the discretion of our Compensation Committee.

Other than the stock options granted to certain executives and key employees in anticipation of the initial public offering described below, there are no other options outstanding and the Committee does not currently intend to grant any additional options.

While there are no outstanding restricted stock awards, the Committee recognizes that time-based restricted stock awards may be an appropriate tool to aid in recruiting executives from other companies and where sizable “in-the-money” awards would be forfeited prior to vesting. The Company’s Long-Term Incentive Plan provides for the possibility of restricted share awards should the Committee so choose.

Compensation Mix

We have not established any formulas for determining the appropriate mix of short- and long-term compensation. As previously stated, we emphasize long-term performance-based compensation. For example, Mr. Miller’s total 2007 compensation reflects a long-term incentive award with a target value of approximately $4,000,000, or approximately 85% of his total target compensation.

Other Elements of Compensation

Retirement Benefits

We have no active pension plans. Benefit accruals under all qualified pension plans and all supplemental pension plans were frozen for all employees in 2002. None of our executive officers is eligible to participate in or receive payments under any of our frozen pension plans.

Executive officers and other key employees may participate in our non-qualified deferred compensation plan. Under the plan, participants may defer all or a portion of their compensation, which may be invested in the same investment options that are offered under our qualified plans, including our common shares, and, as long as we remain part of the White Mountains group, White Mountains shares. None of these investment options offered under these plans provide above-market rates of interest.

All of our employees may participate in our qualified 401(k) plans and employee stock ownership plan. We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

Because of our belief in emphasizing performance-based, long-term compensation, we generally do not offer perquisites to our executive officers other than as described below and in the Summary Compensation Table on page 19 of this proxy statement. The perquisites that we offer to our executives primarily consist of housing/relocation allowance, subsidized parking and related tax reimbursements. The Committee intends to review the Company’s perquisite policy at a future meeting in 2007 as part of its overall executive compensation review.

We also allow Mr. Miller to use corporate aircraft for personal reasons where the added security or convenience is warranted. Approved trips are considered a perquisite and the aggregate incremental cost to the Company of the personal flights is included in Mr. Miller’s total compensation in the Summary Compensation Table on page 19. Other trips are reimbursed by Mr. Miller at their full, incremental cost and are not considered a perquisite. From time to time, an executive officer may take his spouse or other family members with him on a business trip. In this instance, we do not include the aggregate incremental cost to the Company to provide that portion of the flight in the executive’s total compensation in the Summary Compensation Table because the additional passenger(s) do not increase the aggregate incremental cost of the flight. However, we impute to the executive’s income the Standard Industrial Fare Classification (SIFL) amount for the spouse and/or family’s flight as required by the Internal Revenue Code. Imputed amounts, as well as related tax reimbursements, are included in the “Other Compensation column in the Summary Compensation Table on page 19. During 2006, Mr. Miller had $91,752 of aggregate incremental cost for personal use of corporate aircraft, shown in the “All Other Compensation” column of the Summary Compensation Table. No other named executive officer used corporate aircraft for personal reasons in 2006.

Our executive officers also participate in other employee benefit plans on the same terms as our other employees. These plans include medical and health insurance, life insurance and charitable gift matching.

Board Fees

Our executive officers, and White Mountains’ executive officers, do not receive director fees for serving on the Company’s or subsidiaries’ boards of directors.

Employment Agreements

We have no long-term employment agreements with our executive officers except those that govern their responsibilities and duties as between the Company and its subsidiaries. From time to time we have entered into short-term employment agreements with newly hired executives. The details of these agreements are disclosed within this proxy statement under the caption “Employment Offer Letters” and “Potential Payments Upon Termination or Change in Control.”  At all times, all executives remain “at will” employees.

Severance Arrangements

We do not have a formal severance policy; any recommended severance payment to an executive officer would be at the sole discretion of the Committee.

Change in Control

We have no change in control agreements with our executive officers or key employees. All long-term compensation instruments carry “double trigger” change in control provisions, and will vest if (i) there is a change in control in OneBeacon and (ii) within 24 months of the change in control, the recipient is terminated, other than for cause. A change in control will be defined as (i) a third party coming to own more than 35% of OneBeacon’s common stock (on an economic basis) and more of OneBeacon’s common stock than White Mountains owns (also on an economic basis), (ii) the continuing directors ceasing to constitute a majority of the OneBeacon board, or (iii) OneBeacon disposing of substantially all of its assets to a third party. If both triggers are pulled, the manager in question will vest in (i) 100% of his or her options and (ii) the pro rata portion of his or her performance shares earned at the time of the termination, assuming a 100% payout percentage. The change in control provisions of our long-term incentive plans are described in more detail on page 25 under the heading “Potential Payments Upon Termination or Change in Control.”

Ownership Guidelines

We do not currently have specific ownership guidelines. Going forward, a significant portion of executive compensation will be in performance shares thus directly tied to the Company’s stock performance over the long term. The Committee may review whether ownership guidelines are appropriate at some future date.

The OneBeacon Compensation Committee

Our Compensation Committee is currently comprised of three members: Lowndes A. Smith, Chair, Lois W. Grady and Kent D. Urness. The Board has determined that each member of the Compensation Committee is (i) independent in accordance with the New York Stock Exchange Listing Standards, (ii) a non-employee director as that term is defined in Section 16 of the Securities Exchange Act of 1934, as amended and (iii) an outside director as that term is defined in Section 162(m) of the Internal Revenue Code.

Our Compensation Process

The Compensation Committee, consistent with its charter, reviews and approves the corporate goals and objectives relevant to the CEO, evaluates the CEO’s performance in light of these goals and objectives, certifies the performance metrics of our short-term and long-term incentive plans and determines and approves the CEO’s compensation based on this evaluation. Additionally, the Committee looks to the CEO to evaluate and discuss his senior team’s performance with the Committee at least annually, and to make recommendations to the Committee as to their salary, annual incentive targets, annual incentive payments, long-term incentive grants and long-term incentive payments. Our Compensation Committee is responsible for approving all compensation for all executive officers and the other officers who directly report to the CEO.

The Compensation Committee relies on T. Michael Miller, Chief Executive Officer, and Thomas N. Schmitt, Chief Human Resources Executive, for assessing, designing and recommending compensation programs, plans, and awards for executives and directors subject to Committee approval and for administering approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. Messrs. Miller and Schmitt attend Committee meetings and at the Committee’s request, present management’s analysis and recommendations regarding various compensation programs, actions and awards. The Committee, from time to time, meets in executive session without management except for members of management as requested by the Committee.

At each Compensation Committee meeting, the Committee looks to Messrs. Miller and Schmitt to report performance to date under the Company’s annual and long-term incentive plans and to present and discuss the accompanying metrics and financials. At least once each year, the Committee will look to Messrs. Miller and Schmitt  to present their recommendations for the next cycle’s incentive compensation performance objectives, pool size and executive participants, taking into consideration external competitive benchmarks and anticipated economic value creation over each plan’s three-year performance cycle.

We have not explicitly benchmarked Mr. Miller’s compensation relative to peer company CEOs’ compensation, but intend to do so in 2007 with the assistance of an external compensation consultant as described below. Similarly, we have not formally benchmarked other executive compensation but instead have relied on our judgment and experience in recruiting executives when establishing their compensation. The Committee has charged Messrs. Miller and Schmitt with reviewing all elements of our executive compensation programs with respect to our four compensation principles and reporting back to the Committee at a subsequent meeting.

Compensation Consultant

The Compensation Committee and management intend to work with an external compensation consultant to assist in benchmarking executive compensation, to assess the overall competitiveness of our executive compensation programs, and to make recommendations regarding total compensation, relative mix of the various elements of executive compensation and other plan design considerations that best support our compensation philosophy and principles.

The Committee believes strongly that it should coordinate with management in working with a consultant to ensure seamless administration and clear communication between all parties. However, the Committee will engage the consultant and will have the ability to terminate the consultant. The consultant will report directly to the Committee. The Committee may, from time to time, commission work independent of management’s knowledge or involvement, such as specific benchmarking with respect to the CEO’s compensation. The Committee will be copied on the final work product of any materials requested by management and will receive copies of all of the consultant’s bills. The Committee may request that the consultant meet with the Committee, sometimes in executive session, from time to time as necessary or appropriate.

The White Mountains Compensation Committee

2006 was a year of transition for the Company, with most executive compensation actions initiated and governed by the White Mountains Compensation Committee (prior to the initial public offering) and some by the OneBeacon Compensation Committee. Relevant actions taken by the White Mountains Compensation Committee for the 2006 plan year with respect to the Company’s named executive officers are as follows:

The White Mountains Compensation Committee awarded Mr. Miller 2006-2008 long-term incentive awards under the White Mountains Long-Term Incentive Plan. This plan has been shareholder approved and meets all other requirements of performance-based compensation under the provisions and requirements of Section 162(m). In 2006, the White Mountains Compensation Committee granted Mr. Miller 10,560 OneBeacon performance units at a targeted $1,446,720 and 3,300 White Mountains performance shares valued at $1,782,000. Mr. Miller was the only OneBeacon-affiliated White Mountains named executive officer; Section 162(m) did not apply to any other long-term incentive awards to OneBeacon named executive officers.

At the February 21, 2007 White Mountains Compensation Committee meeting, the Committee cancelled Mr. Miller’s 2005-2007 and 2006-2008 White Mountains performance share awards based on the belief that Mr. Miller’s compensation should not be tied to White Mountains’ share performance after OneBeacon’s initial public offering.

OneBeacon Compensation Committee Activity

On October 18, 2006, the OneBeacon Compensation Committee approved the OneBeacon Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain executives, consultants and directors of the Company and its subsidiaries. Awards made under this plan will be deemed to be performance-based compensation under Section 162(m) and the transitional rule 162-27(f)(4)(iii) and therefore we expect that any payments made under this plan will be fully deductible.

In addition, in connection with the initial public offering of OneBeacon, the Compensation Committee awarded to a sizable group of OneBeacon executives, including Mr. Miller and the other named executive officers, OneBeacon options with an exercise price of $30.00 per share, a price that was 20% above the middle of the price range included in OneBeacon’s preliminary prospectus. The options vest in three equal installments on each of the third, fourth and fifth anniversaries of the date of the grant and have a term of 5.5 years. The Committee granted Mr. Miller 277,826 options and the other named executive officers lesser amounts as set forth in the Grants of Plan-Based Awards table on page 20 of this proxy statement.

On February 20, 2007, the Committee approved all elements of compensation for Mr. Miller, the executive officers and his other direct reports. The Summary Compensation Table provides total compensation for the named executive officers. Set forth below is a summary of the rationale for the Committee’s compensation actions that fall outside of the base salary and annual cash incentive awards.

The Committee formally recognized the extraordinary contributions made by Mr. Miller, Mr. McDonough and selected other executive officers and key employees over this past year to successfully launch us as a public company. Consistent with our pay-for-performance principle, the Committee approved one-time bonus payments of $750,000 and $500,000 to Mr. Miller and Mr. McDonough, respectively, as well as other, smaller awards to selected individuals. While not considered approved compensation under Section 162(m) because of their discretionary nature, the Committee believed the extraordinary results of these two individuals warranted special consideration and remuneration.

The Committee approved payments under the 2004-2006 Long-Term Incentive award cycles (LTIP). Certain executives had a portion of their LTIP based on White Mountains results. Of the named executive officers, Mr. Carnase and Mr. Archimedes had 2004-2006 White Mountains performance share awards made under the OneBeacon Long-Term Incentive Plan. In February 2007, the Committee cancelled the outstanding 2005-2007 and 2006-2008 White Mountains phantom performance share awards made under the OneBeacon Long-Term Incentive Plan to all executives and replaced them with OneBeacon-specific awards of approximately equivalent target value.

In 2006, the OneBeacon Board of Directors and the White Mountains Compensation Committee approved the creation of a special 2006 bonus program for select employees at OneBeacon, including Mr. Miller and Mr. McDonough. The program was designed to reflect that the performance targets for the 2004-2006 performance unit cycle were set in a manner that could result in an inequitable sharing of the value created at OneBeacon with White Mountains (i.e., a 96% combined ratio produced at OneBeacon would contribute at or above target results for White Mountains, but would contribute below target results at OneBeacon). As a result, the OneBeacon Compensation Committee approved for payment at its February 20, 2007 Committee meeting a total of $3,000,000 under this program. Of the named executive officers, $400,815 and $144,043 were awarded to Mr. Miller and Mr. McDonough, respectively.

The Committee set the 2007 OneBeacon Management Incentive Plan objectives which will be the basis on which they will ultimately determine the overall Company performance factor for 2007 performance. The objectives are consistent with the Company’s stated long-term financial goals and substantially meeting these objectives will yield an expected payment at or near target.

The following report of the Compensation Committee shall not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of Company’s Board of Directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

Lowndes A. Smith, Chairman
Lois W. Grady
Kent D. Urness
Allan L. Waters*

*                    Resigned from the Compensation Committee effective March 2007.

Summary Compensation Table

The following table sets forth the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued, for the fiscal year ended December 31, 2006, to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers (the “named executive officers”) for such year. None of our named executive officers is eligible to participate in our pension plans. The Company does not pay above-market earnings in its non-qualified deferred compensation plans.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
T. Michael Miller, President and CEO	2006	400,000	1,950,815	2,069,765	45,129	851,984	198,439	5,516,133
Paul H. McDonough, Senior Vice President and CFO	2006	366,346	1,479,726	111,251	12,034	306,181	11,533	2,287,071
Thomas L. Forsyth, Secretary(6)	2006	353,365	731,250	55,625	8,023	—	81,949	1,230,212
Alexander C. Archimedes, Senior Vice President-Personal Lines, OneBeacon Insurance Company	2006	268,269	199,375	327,171	10,029	331,504	8,490	1,144,838
Andrew C. Carnase, Senior Vice President-Commercial Lines, OneBeacon Insurance Company	2006	247,307	200,000	221,212	12,034	379,665	9,426	1,069,644

(1)             Mr. Miller joined OneBeacon in April 2005. His 2006 annual bonus compensation includes a $500,000 sign-on bonus, a one-time bonus of $750,000 related to the successful completion of the Company’s initial public offering, a $400,815 bonus provided as a supplement to the 2004-2006 Performance Unit Plan and a $300,000 annual incentive bonus under the 2006 Management Incentive Plan (“MIP”). Mr. McDonough joined OneBeacon in January 2006. His 2006 annual bonus compensation includes a $525,000 sign-on bonus, a $14,400 supplemental salary payment pursuant to his employment agreement, a one-time bonus of $500,000 related to the successful completion of the Company’s initial public offering, a $144,043 bonus provided as a supplement to the 2004-2006 Performance Unit Plan, and a $281,250 annual incentive bonus under the 2006 MIP. Mr. Forsyth joined OneBeacon in January 2006. His 2006 annual bonus compensation includes a $450,000 sign-on bonus and a $281,250 annual incentive bonus under the 2006 MIP. See “Employment Offer Letters”.

(2)             Represents amounts recorded during 2006 as compensation expense under FAS 123R for outstanding performance share and phantom share awards under 2004-2006, 2005-2007 and 2006-2008 cycles without regard to estimated forfeitures. See “Outstanding Equity Awards at Fiscal Year End.”  The 2004-2006 performance share and phantom share awards were settled in cash in March 2007. See “2006 Options Exercises and Stock Vested”. The 2005-2007 and 2006-2008 awards were cancelled in February 2007 in connection with the grant of replacement awards denominated in the Company’s common shares. See “Compensation Discussion and Analysis.”  There were no forfeitures among the named executive officers during 2006. For a discussion of the assumptions used in calculating the fair value of the awards under FAS 123R, see Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on February 28, 2007 (“Note 10”).

(3)             Represents amounts recorded during 2006 as compensation expense under FAS 123R for outstanding option awards without regard to estimated forfeitures. See “Outstanding Equity Awards at Fiscal Year End.”  There were no forfeitures among the named executive officers during 2006. For a discussion of the assumptions used in calculating the fair value of the awards under FAS 123R, see Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Each option has a per share exercise price of $30.00, which is 20% above the mid-range of the initial public offering price of $25.00. The options will vest in equal installments on each of November 9, 2009, 2010 and 2011. The term of the options is five and a half years.

(4)             Represents amounts earned under the performance unit plan for the 2004-2006 performance cycle and paid in March 2007. See “OneBeacon Performance Unit Plan.”

(5)             Includes tax reimbursements related to temporary housing, Company-provided parking and relocation and Company contributions to the Employee Stock Ownership Plan and 401(k) Savings Plan under $10,000 individually unless otherwise stated. Mr. Miller’s other compensation consists of $56,100 for temporary housing, $41,161 in a tax reimbursement related to the housing allowance and $91,752 in personal use of Company provided aircraft. Mr. Forsyth’s other compensation consists of $18,318 for temporary housing, $33,872 in relocation expenses and $21,813 in a tax reimbursement related to the housing allowance, Company-provided parking and relocation. The Company provided parking to Messrs. McDonough and Forsyth at no aggregate incremental cost to the Company. Although there was no aggregate incremental cost associated with the provision of the parking spots, the Company included $2,940, representing a portion of the fair market value of the parking, in each of Messrs. McDonough’s and Forsyth’s taxable income for 2006. All perquisites, including personal use of Company-provided aircraft, were valued based upon the aggregate incremental cost to the Company, which in all instances except for personal use of Company-provided aircraft represents the actual out-of-pocket cost to the Company to provide the benefit. The aggregate incremental cost of personal use of Company-provided aircraft was computed based upon a direct cost per hour multiplied by the number of hours of use. The direct cost per hour is calculated based upon the following costs:  fuel; maintenance (parts and labor); engine restoration; repositioning; and miscellaneous expenses including take-off and landing fees, crew expenses and catering.

(6)             Mr. Forsyth resigned effective March 30, 2007.

Grants of Plan-Based Awards

The following table summarizes the plan based awards granted to the named executive officers in the fiscal year ended December 31, 2006:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Non- Equity Incentive Plan Awards (#)	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards (5)
T. Michael Miller	10/18/2006								277,826	30	1,353,867
	2/22/2006	10,560	0	1,446,720	3,616,800
	2/22/2006					0	3,300	6,600			1,771,704
Paul H. McDonough	10/18/2006								74,087	30	361,032
	2/8/2006	3,691	0	505,667	1,264,168
	2/8/2006					0	360	720			193,277
Thomas L. Forsyth	10/18/2006								49,391	30	240,686
	2/8/2006	3,670	0	502,790	1,256,975
	2/8/2006					0	180	360			96,638
Alexander C. Archimedes	10/18/2006								61,739	30	300,859
	2/8/2006	3,691	0	505,667	1,264,168
	2/8/2006					0	360	720			193,277
Andrew C. Carnase	10/18/2006								74,087	30	361,032
	2/8/2006	3,691	0	505,667	1,264,168
	2/8/2006					0	360	720			193,277

(1)             Consists of performance units granted under the OneBeacon Performance Unit Plan, except for Mr. Miller’s performance units, which were granted under the White Mountains Long-Term Incentive Plan. All performance units granted on February 8, 2006 were granted with respect to the 2006-2008 performance cycle.

(2)             Consists of performance share and phantom performance share awards granted under the OneBeacon Phantom WTM Share Plan, except for Mr. Miller’s awards, which were granted under the White Mountains Long-Term Incentive Plan. All performance shares and phantom performance shares granted on February 8, 2006 were granted with respect to the 2006-2008 performance cycle. All outstanding performance shares and phantom performance shares that were based on White Mountains results were canceled at the February 2007 Compensation Committee meeting, and replaced with grants under the OneBeacon Long-Term Incentive Plan. See “Compensation Discussion and Analysis.”

(3)             In conjunction with our initial public offering, we made a one-time grant of non-qualified options under the OneBeacon Long-Term Incentive Plan. See footnote 3 to the Summary Compensation Table.

(4)             On October 18, 2006, the date of grant of the options, no closing price was available for the Company’s common shares as the grant preceded the Company’s initial public offering in November 2006. See footnote 3 to the Summary Compensation Table for a description of the calculation of the exercise price.

(5)             Represents the grant date fair value of the options, performance shares and phantom performance shares awarded during 2006, as determined in accordance with FAS 123R without regard to forfeitures. There were no forfeitures among the named executive officers during 2006. For a discussion of the assumptions used in calculating the fair value of the awards under FAS 123R, see Note 10 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Employment Offer Letters

Offer Letter for Mr. Miller

Pursuant to his April 2005 employment offer letter, Mr. Miller was provided, in addition to our customary officer benefits, a sign-on bonus of $1,000,000 ($500,000 of which was paid in 2005 and $500,000 was paid in 2006) and a guaranteed annual bonus of no less than $200,000 for 2005, 2006 and 2007. Each installment of Mr. Miller’s sign-on bonus carries with it the obligation that he remains employed with the Company for the twelve-month period following receipt of the installment. Under certain circumstances, if Mr. Miller’s employment with us is terminated within the first two years, Mr. Miller is entitled to a separation payment equal to two years of salary.

Offer Letter for Mr. McDonough

Pursuant to his December 2005 employment offer letter, Mr. McDonough was provided with a base salary of $375,000 and, in addition to our customary officer benefits, a sign-on bonus of $525,000, which was paid in 2006. Mr. McDonough also was provided with a monthly payment of $1,200 for 20 months and a related tax reimbursement, a portion of which was paid in a lump sum during 2006, and the remainder of which was paid in a lump sum in early 2007. Mr. McDonough’s sign-on bonus carries with it the obligation that he remains employed with OneBeacon for the twelve-month period following receipt of the bonus. Under certain circumstances, if Mr. McDonough’s employment with us is terminated, Mr. McDonough is entitled to a separation payment equal to two years of salary and bonus. The offer letter also provides that Mr. McDonough will participate in the OneBeacon Performance Unit Plan for the 2004-2006, 2005-2007 and 2006-2008 performance cycles. Mr. McDonough was granted such awards. The 2004-2006 award was paid out in March 2007. See “Compensation Discussion and Analysis,” “Summary Compensation Table” and “OneBeacon Performance Unit Plan.”

Offer Letter for Mr. Forsyth

Pursuant to his December 2005 employment offer letter, Mr. Forsyth was provided with a base salary of $375,000 and, in addition to our customary officer benefits, a sign-on bonus of $450,000, which was paid in 2006 and an additional sign-on bonus of $200,000, to be paid in March 2007. Each installment of Mr. Forsyth’s sign-on bonus carries with it the obligation that he remains employed with OneBeacon for the twelve-month period following receipt of the installment. Under certain circumstances, if Mr. Forsyth’s employment with us is terminated, Mr. Forsyth is entitled to a separation payment equal to two years of salary and bonus. The offer letter also provides that Mr. Forsyth will participate in the OneBeacon Performance Unit Plan for the 2005-2007 and the 2006-2008 performance cycles. Mr. Forsyth was granted such awards. See “Compensation Discussion and Analysis” and “OneBeacon Performance Unit Plan.”

Offer Letter for Mr. Carnase

Mr.  Carnase’s offer letter provides that under certain circumstances if his employment is terminated, he is entitled to a separation payment equal to twelve months of salary.

Management Incentive Plan (MIP)

Our board of directors set target awards for the 2006 MIP at 50% of base salary for the named executive officers. Target performance was a 96% adjusted GAAP combined ratio for total OneBeacon operations, computed on a calendar year basis. The Compensation Committee took the level of achievement of the following additional performance factors into account when establishing the size of the MIP bonus pool: expanding and integrating business opportunities, adapting to changing demands, continuing to manage aggregate catastrophic exposures for wind, earthquake, flood and terrorism, and completing transactions that build long-term economic value. Based upon satisfaction of the performance goals, the Compensation Committee determined to payout at 150% of target under the 2006 MIP.

OneBeacon Performance Unit Plan

Performance units represent the right to receive cash if specified performance goals are satisfied with respect to an award in a specified performance cycle. They are incentive awards that are payable upon completion of pre-defined business goals, are settled in cash and do not fall within the scope of FAS 123R.  The total value earned by a participant with respect to an award of performance units is equal to the value of each performance unit on the date of payment determined by our compensation committee multiplied by the number of performance units earned over the performance cycle. Each of the performance units held by the named executive officers was initially valued at $100.

The value of the performance units granted increases or decreases based upon the Company’s pre-tax underwriting return on capital, or pre-tax UROC with respect to the 2004-2006 performance cycle, and after-tax underwriting return on capital, or after-tax UROC, with respect to the 2005-2007 and 2006-2008 performance cycles. The number of performance units payable depended upon the Company’s adjusted GAAP combined ratio. From January 1, 2004 to December 31, 2006, pre-tax UROC increased by an annual average of approximately 19.5%. The Company’s adjusted GAAP combined ratio for the period was 95.4%. The Compensation Committee in February 2007 determined that the performance versus the target established at the beginning of 2004 yielded a performance unit payout of 62.4% of target which resulted in the payouts included herein.

The value of the performance units granted with respect to the 2005-2007 performance cycle and the 2006-2008 performance cycle increases or decreases by our after-tax underwriting return on capital, or after tax UROC, achieved during the performance cycle, compounded annually for the three years of the performance cycle. For the 2005-2007 performance cycle, the target performance unit value is $146 (which assumes an after tax UROC of 13.3%) and the maximum performance unit value is $182 (which assumes an after tax UROC of 22.9%). For the 2006-2008 performance cycle, the target performance unit value is $137 (which assumes an after tax UROC of 11%) and the maximum performance unit value is $171 (which assumes an after tax UROC of 19.5%).

The number of performance units payable depends on our adjusted GAAP combined ratio. With respect to the 2005-2007 performance cycle, target performance is the attainment of an adjusted GAAP combined ratio of 95%. At an adjusted GAAP combined ratio of 100% or more (threshold), 0% of the target number of performance units awarded will be payable, and at an adjusted GAAP combined ratio of 90% or less (maximum), 200% of the target number of performance units awarded will be payable.

With respect to the 2006-2008 performance cycle, target performance is the attainment of an adjusted GAAP combined ratio of 96%. At an adjusted GAAP combined ratio of 102% or more (threshold), 0% of the target number of performance units awarded will be payable, and at an adjusted GAAP combined ratio of 90% or less (maximum), 200% of the target number of performance units awarded will be payable.

The adjusted GAAP combined ratio is a proprietary measure which is viewed by us as being indicative of our underwriting performance and UROC is a proprietary measure which is viewed by us as being indicative of our operating performance.

Awards of performance units are generally forfeited if the holder terminates employment with us prior to the end of the award period. However, prorated awards may be paid in the event of a termination of employment due to death, disability or retirement. In the event of the termination of an employee’s employment with us for certain reasons or certain adverse changes in the applicable plan (all as defined in the applicable plan), in each case after a change in control (as defined in the applicable plan), the participant will receive a payment (as specified in the applicable plan) with respect to performance units granted prior to the change in control.

OneBeacon Phantom WTM Share Plan and Replacement Awards

Performance shares and phantom performance shares represent the right to receive cash (or, in the case of performance shares, common shares at the discretion of the applicable plan administrator) if specified performance goals are satisfied with respect to an award in a specified performance cycle.

At the beginning of 2007, the Company’s executives participated in a plan based on White Mountains’ results. As described below, in February 2007, outstanding performance share and phantom performance share awards with respect to the 2005-2007 and 2006-2008 performance cycles granted to the Company’s executives based on White Mountains’ results were cancelled. The total value earned by a participant with respect to an award of performance shares or phantom performance shares is generally equal to the fair market value of a common share of White Mountains on the date of payment multiplied by the number of award shares. The number of performance shares or phantom performance shares payable with respect to each award depends on the extent to which performance goals are achieved. Target performance, for all performance cycles, is the attainment of a White Mountains corporate after-tax return on equity (“White Mountains ROE”) of 13% as measured by White Mountains’ growth in its intrinsic business value per share. At a White Mountains ROE of 6% or less (threshold), 0% of the target number of performance shares or phantom performance shares will be payable, and at a White Mountains ROE of 20% or more (maximum), 200% of the target number of performance shares or phantom performance shares will be payable.

At our February 2007 Compensation Committee meeting, the performance shares and phantom performance shares outstanding with respect to the 2005-2007 and 2006-2008 performance cycles were canceled. The canceled grants were replaced with two performance share grants for “stub cycles” under the OneBeacon Long-Term Incentive Plan (which is summarized below), a one-year 2007 performance cycle and a two-year 2007-2008 performance cycle, respectively. The new performance shares will be denominated in our common shares, and will be payable in cash or our common shares at the discretion of the Compensation Committee. The new OneBeacon Long-Term Incentive Plan does not provide for the granting of phantom performance shares in the future.

The number of performance shares granted under the replacement grants was determined by dividing the average price of a White Mountains common share over the ten trading days immediately preceding November 9, 2006, the date of our initial public offering, by $25.00, our initial public offering price, and then multiplying the number of performance shares or phantom performance shares in the canceled grants by this “replacement ratio”. The replacement grants and the canceled grants are intended to be of equivalent economic value.

The performance goals for the 2007 performance cycle will be based on GIBVPS, and the performance goals for the 2007-2008 performance cycle will be based on GIBVPS for 2007 and 2008. The payout percentage for the 2007 performance cycle (which can range from 0% to 200% of target) will also take into account White Mountains’ growth in intrinsic business value per share (“White Mountains GIBVPS”) for 2005 and 2006, and the payout percentage for the 2007-2008 stub cycle (which can range from 0% to 200% of target) will also take into account White Mountains’ GIBVPS for 2006.

Awards of performance shares are generally forfeited if the holder terminates employment with us prior to the end of the award period. Prorated awards may be paid in the event of a termination of employment due to death, disability or retirement. In the event of the termination of an employee’s employment with us for certain reasons or certain adverse changes in the applicable plan (all as defined in the applicable plan), after a change in control (as defined in the applicable plan), then the participant will receive a payment (as specified in the applicable plan) with respect to performance shares granted prior to the change in control.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the option and stock awards to our named executive officers that were outstanding as of December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
T. Michael Miller		277,826		30	5/9/2012			9,135	5,293,093
Paul H. McDonough		74,087		30	5/9/2012			522	302,462
Thomas L. Forsyth		49,391		30	5/9/2012			261	151,231
Alexander C. Archimedes		61,739		30	5/9/2012			1,001	579,720
Andrew C. Carnase		74,087		30	5/9/2012			776	449,493

(1)             In conjunction with our initial public offering, we made a one-time grant of non-qualified options under the OneBeacon Long-Term Incentive Plan. See footnote 3 to the Summary Compensation Table.

(2)             All outstanding performance shares and phantom performance shares that were based on White Mountains results were canceled at the February 2007 Compensation Committee meeting, and replaced with grants under the OneBeacon Long Term Incentive Plan. See “Compensation Discussion and Analysis.” Equity incentive plan awards not yet vested as of December 31, 2006 include: (i) WTM performance shares awarded for the 2005-2007 cycle to Mr. Miller (3,000 target performance shares); (ii) WTM performance shares awarded for the 2006-2008 cycle to Mr. Miller (3,300 target performance shares); (iii) OneBeacon Phantom WTM shares awarded for the 2005-2007 cycle to Mr. Archimedes (330 target phantom shares) and Mr. Carnase (175 target phantom shares); and (iv) OneBeacon Phantom WTM shares awarded for the 2006-2008 cycle to Mr. McDonough (360 target phantom shares), Mr. Forsyth (180 target phantom shares), Mr. Archimedes (360 target phantom shares) and Mr. Carnase (360 target phantom shares). Share amounts and payout values are based on an estimated payout at 145% of target, an amount equal to the performance achieved for the 2004-2006 performance cycle.

2006 Options Exercises and Stock Vested

The following table summarizes the performance share and phantom performance shares that vested during the fiscal year ended December 31, 2006; no options vested during 2006:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
T. Michael Miller	1,740	1,008,208
Paul H. McDonough
Thomas L. Forsyth
Alexander C. Archimedes	580	336,069
Andrew C. Carnase	290	168,035

(1)          Performance share and phantom performance share awards granted under the OneBeacon Phantom WTM Share Plan, except for Mr. Miller’s awards, which were granted under the White Mountains Long-Term Incentive Plan. Represents 145% of target shares awarded for the 2004-2006 performance cycle. The shares vested on December 31, 2006 at 145% of target.

(2)          Based on $579.43, the closing share price of White Mountains common shares on December 31, 2006. Actual amounts paid in March 2007 based on performance under the plan and the closing share price of White Mountains common shares on February 21, 2007, the date of the White Mountains Compensation Committee meeting, were as follows: Mr. Miller-$994,514; Mr. Archimedes-$331,505; and Mr. Carnase-$165,752.

Pension Plan

Benefit accruals under our qualified defined benefit pension plan and our non-qualified supplemental plan were frozen for all participating employees as of December 31, 2002. None of the named executive officers is eligible for our defined benefit pension plans based on their hire dates.

Deferred Compensation Plan

The named executive officers are eligible to voluntarily participate in an unfunded, nonqualified plan for the purpose of deferring current compensation for retirement savings (the “Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, participants can choose to defer all or a portion of qualifying remuneration payable (consisting of up to 80% of base salary, up to 100% of annual bonus and/or up to 100% of long-term incentive compensation), which can be invested in various investment options including common shares of White Mountains and our common shares. None of the investment options offered under the Deferred Compensation Plan provides an above-market rate of interest.

All compensation credited to the Deferred Compensation Plan accounts of the named executive officers has been included in the Summary Compensation Table for the period in which such compensation was earned (subject to deferral).

The table below presents the contributions, earnings and ending account balances for the named executive officers under OneBeacon’s various unfunded, nonqualified deferred compensation plans for 2006. There were no withdrawals from the Deferred Compensation Plan by named executive officers in 2006.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(1)
T. Michael Miller
Paul H. McDonough
Thomas L. Forsyth
Alexander C. Archimedes	$167,600.00	$—	$128,324.10	$1,252,972.28
Andrew C. Carnase

(1)          Mr. Archimedes’ 2006 contribution represents the deferral of a portion of his 2005 incentive compensation (payable in March 2006) which was previously reported as compensation in the Company’s Final Prospectus dated November 9, 2006.

(2)          OneBeacon does not make contributions to the deferral plans.

Potential Payments Upon Termination or Change in Control

Employment Agreements

We have no long-term employment agreements with our named executive officers. From time to time, we have entered into short-term employment arrangements with newly hired executives, such as those with Messrs. Miller, McDonough, Forsyth and Carnase as described above.

Severance Agreements

We have no formal severance arrangements with our named executive officers, other than those contained in employment arrangements or pursuant to our compensation plans. Severance benefits for our named executive officers, if any, are as disclosed in “Employment Offer Letters” above or as determined by the Compensation Committee from time to time in its sole discretion. Pursuant to their offer letters, each of Messrs. Miller, McDonough, Forsyth and Carnase would have received a separation payout equal to $800,000, $1,125,000, $1,125,000 and $250,000 respectively, had any of them been involuntarily terminated on December 31, 2006.

Certain Provisions of Our Long-Term Incentive Plans

Under our long-term incentive plans, certain events such as retirement, death or disability or a change in control of the Company coupled with involuntary or constructive employment termination or amendment to such plans materially adverse to its participants, may cause stock options to become partially exercisable and performance shares and performance units to become payable in full or in part as outlined below.

None of our named executive officers would have been entitled to receive any compensation with respect to outstanding award grants under our long-term incentive plans in the event of voluntary termination of employment on December 31, 2006. None of our named executive officers would have been entitled to receive any compensation with respect to outstanding award grants under our long-term incentive plans in the event of retirement on December 31, 2006 because none met the age eligibility requirement.

In the event of death or disability of any of Messrs. Miller, McDonough, Forsyth, Archimedes and Carnase on December 31, 2006, each would have been entitled to receive compensation of $5,291,822, $720,286, $357,499, $1,458,673, and $1,338,704, respectively, with respect to outstanding award grants under our long-term incentive plans. These amounts include the compensation associated with performance shares and performance units for the 2004-2006 performance cycle that were earned by the named executive officers on December 31, 2006 and paid in March 2007. These amounts exclude accelerated vesting of out-of-the money stock options (resulting from death or disability) that were not otherwise vested at December 31, 2006.

In the event of a change in control of the Company followed by involuntary termination, including constructive termination or amendment of our long-term incentive plans materially adverse to its participants (each of which is assumed to have occurred on December 31, 2006), Messrs. Miller, McDonough, Forsyth, Archimedes and Carnase would have been entitled to receive compensation of up to $14,496,164, $981,499, $618,712, $1,418,370, and $1,291,571, respectively, with respect to outstanding award grants under our long-term incentive plans. These amounts include the compensation associated with performance shares and performance units for the 2004—2006 performance cycle that were earned by the named executive officers on December 31, 2006 and paid in March 2007.

Our long-term incentive plans do not provide for tax reimbursements for excess parachute payments that may result from a change in control.

Required Maximum Payouts
Name		Involuntary Termination/ Separation($)	Voluntary Termination/ Retirement($)(1)	Death or Disability($)(2)	Change in Control with Termination($)(3)
T. Michael Miller	LTIP	—	—	5,291,822	14,496,164
	Severance	800,000	—	—	—
Paul H. McDonough	LTIP	—	—	720,286	941,489
	Severance	1,125,000	—	—	—
Thomas L. Forsyth	LTIP	—	—	357,499	618,712
	Severance	1,125,000	—	—	—
Alexander C. Archimedes	LTIP	—	—	1,458,673	1,418,370
	Severance	—	—	—	—
Andrew C. Carnase	LTIP	—	—	1,338,704	1,291,571
	Severance	250,000	—	—	—

(1)          None of the named executive officers are age 60 or older, therefore none are entitled to retirement payment under any of our Long Term Incentive Plans.

(2)          In the event of death or disability, for awards made under the OneBeacon plans, the named executive officers would receive a pro-rated payment based on the number of full or partial months of service during the award period. The award payment is calculated based on the performance attained through the last day of the calendar year in which the death or disability occurred. For awards made under the White Mountains plans, the payment would follow a similar calculation, except that awards would be paid based on an assumed 100% performance factor, regardless of actual performance.

(3)          In the event of a change in control, followed by involuntary termination, constructive termination, or materially adverse amendments to our long-term incentive plans (‘qualifying events’), performance units would be pro-rated based on the full or partial months that have elapsed during the award period, an assumed performance factor of 100%, and the unit value as of the last day of the calendar quarter prior to the qualifying event. Performance shares granted under the OneBeacon Phantom WTM Share Plan would be pro-rated based on the number of full or partial months of service during the award period, a performance percentage equal to the greater of the performance percentage calculated immediately prior to the Qualifying Event or 100%, and the greater of the market value of a share immediately prior to the change in control, or the market value of a share immediately prior to the date the qualifying event occurs. Performance shares granted under the White Mountains Long Term Incentive Plan would be valued based on an assumed 200% performance factor and the greater of the market value of a share immediately prior to the change in control, or the market value of a share immediately prior to the date the qualifying event occurs.

COMPENSATION OF DIRECTORS

The following table summarizes the compensation paid to our directors in the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Lowndes A. Smith(2)	$149,507	$149,507
T. Michael Miller(3)
Reid T. Campbell(3)
Morgan W. Davis(1)(4)	$50,712	$50,712
Steven E. Fass(3)(5)
David T. Foy(3)
Lois W. Grady(1)	$35,082	$35,082
Richard P. Howard(1)	$48,384	$48,384
Robert R. Lusardi(3)
Allan L. Waters(6)	$79,973	$79,973

(1)          Includes annual Board retainer and meeting fees. Retainers relate to the period from the date of the director’s election through April 2007 unless otherwise noted. Kent D. Urness was elected as a director in February 2007.

(2)          Includes meeting fees and pro-rated retainers as follows:  annual Board retainer; Chairman of the Board retainer; Chairman of Compensation Committee retainer; and Audit Committee retainer.

(3)          Employee of the Company or White Mountains for Board compensation purposes.

(4)          Includes pro-rated retainer of $2,329 for service on the Board of Managers of One Beacon Insurance Group LLC.

(5)          Mr. Fass resigned from the Board in February 2007.

(6)          Includes meeting fees and pro-rated annual retainers as follows:  annual Board retainer; Chairman of Audit Committee retainer. Mr. Waters served as Chairman of the Audit Committee and on the Compensation Committee until March 2007.

Our directors who are not employed by us or White Mountains (excluding for this purpose American Centennial Insurance Company) are entitled to the following compensation for service on the Board of Directors and Board committees:

•       Annual compensation of $75,000 for each member of the Board, $150,000 annually for the Chairman of the Board, $50,000 annually for the Chairman of the Audit Committee, $10,000 annually for each member of the Audit Committee and $7,500 annually for each committee chairperson, other than the Audit Committee Chairman; and

•       Each director will receive a fee of $2,000 for each meeting of the Board or meeting of any committee that he or she attends.

We will reimburse our directors for reasonable costs and expenses incurred in connection with attendance at Board and Board committee meetings.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Approval of Related Person Transactions

The Audit Committee pursuant to its Charter reviews and approves all related or affiliated party transactions. For purposes of the Audit Committee’s oversight responsibility, a related or affiliated party transaction is defined as any transaction that is required to be disclosed in the Company’s proxy statement—a transaction of more than $120,000 in which the Company and a director, executive officer or 5% or more shareholder or their immediate family members are participants and have a direct or indirect material interest. In addition, pursuant to a provision in the Company’s Bye-Laws, any transaction between the Company and White Mountains or any officer, director or employee of White Mountains or any of their affiliates must be approved either by a majority (a) of the disinterested directors or (b) holders of a majority of common shares, excluding common shares held by White Mountains. In the course of its review and approval of a disclosable related party transaction, the Audit Committee or the disinterested directors as the case may be considers:

•       the nature of the related person’s interest in the transaction; and

•       the material terms of the transaction, including, without limitation, the amount and type of transaction.

Any member of the Audit Committee who is a related person with respect to a transaction under review, or any director or officer of White Mountains who is also a director of the Company, may not participate in the deliberations or vote respecting approval of the transaction but may be counted in determining the presence of a quorum at a meeting of the Audit Committee or the full Board as the case may be.

Transactions with Related Persons

White Mountains

During the fourth quarter of 2006, White Mountains sold 27.6 million or 27.6% of the Company’s common shares in an initial public offering. Prior to the initial public offering, OneBeacon was a wholly-owned subsidiary of White Mountains. As of December 31, 2006, White Mountains owned 72.4% of the Company’s outstanding common shares representing 96.3% of the voting power of the Company’s common shares.

Separation Agreement

In connection with the initial public offering of the Company’s common shares and a related internal reorganization, the Company entered into a Separation Agreement dated November 14, 2006 with White Mountains to address a number of operational, administrative and financial matters relating to the fact that OneBeacon would no longer be a wholly-owned subsidiary of White Mountains. These matters included, among others, the administration of payroll, employee benefits programs, deferred compensation and 401(k) plans, OneBeacon’s travel and logistics office, certain information technology assets and functions and certain agreements with respect to finance and tax arrangements. Pursuant to the Separation Agreement, White Mountains has agreed to indemnify the Company and its subsidiaries, as well as their current and former officers, directors and employees to the extent permitted by law, for any and all claims or actions resulting in losses, expenses or damages relating to or arising out of the business, operation or ownership of any subsidiary company or business owned by the Company or its subsidiaries that, subsequent to OneBeacon’s ownership, was a subsidiary or business of White Mountains (but no longer a subsidiary or business of OneBeacon).

Prior to entering into the Separation Agreement, a number of these matters were governed by informal arrangements between OneBeacon and White Mountains. For the year ended December 31, 2006, OneBeacon recorded expenses of  $10 million for investment advisory services and other services of the type described in the Separation Agreement that were provided to OneBeacon by subsidiaries of White Mountains. For the year ended December 31, 2006, OneBeacon recorded revenues of $4.5 million for claims handling services and other services of the type described in the Separation Agreement that OneBeacon provided to White Mountains and its subsidiaries.

Registration Rights Agreement

Also in connection with the initial public offering, the Company entered into a registration rights agreement dated November 14, 2006 with White Mountains that provides that White Mountains can demand that the Company register the distribution of its common shares owned by White Mountains (“demand” registration rights). In addition, White Mountains has “piggyback” registration rights, which means that White Mountains may include its shares in any future registrations of the Company’s common equity securities, whether or not that registration relates to a primary offering by the Company or a secondary offering by or on behalf of any of the Company’s shareholders. These registration rights are transferable by White Mountains. The Company will pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the common shares sold by White Mountains. The registration rights agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common shares on behalf of White Mountains. The Company will register sales of its common shares owned by employees and directors of White Mountains pursuant to employee share or option plans, but only to the extent such registration is required for the shares to be freely tradable.

Investment Management Agreement with White Mountains Advisors LLC

Prior to the initial public offering, White Mountains Advisors LLC (“WM Advisors”) managed the majority of OneBeacon’s investments, including the investments of the employee benefit plan portfolios. Prospector Partners, LLC (“Prospector”) served as a discretionary advisor with respect to certain assets, specifically publicly-traded common equity and convertible securities, through a sub-advisory agreement with WM Advisors.

Subsequent to the initial public offering, under an agreement dated as of November 14, 2006, WM Advisors supervises and directs the fixed income and alternative investment portion of OneBeacon’s investment portfolio in accordance with the investment objectives, policies and restrictions described in OneBeacon’s investment guidelines, as well as the majority of the investments of the employee benefit plan portfolios. Under the agreement, WM Advisors has full discretion and authority to make all investment decisions in respect of the fixed income and alternative investment portion of OneBeacon’s investment portfolio as well as the portfolios of the employee benefit plans on OneBeacon’s behalf and at OneBeacon’s sole risk, and to do anything which WM Advisors deems is required, appropriate or advisable in connection with the foregoing. The assets of OneBeacon’s portfolio as well as the portfolios of the employee benefit plans will be held in one or more separately identifiable accounts in the custody of a bank or similar entity designated by OneBeacon and acceptable to WM Advisors. OneBeacon is responsible for custodial arrangements and the payment of all custodial charges and fees. Prospector continues to serve as a discretionary advisor with respect to the publicly-traded common equity and convertible securities of the employee benefit plan portfolios, through a sub-advisory agreement with WM Advisors. During 2006, OneBeacon incurred $1.2 million in fees for investment management services provided by WM Advisors under this investment management agreement.

OneBeacon has agreed to pay annual investment management fees generally based on the quarter-end market values held under custody as set forth in the table below:

Assets Under Management	Annual Fee
Investment Grade Fixed Income:
—Up to $999 million	10.0 basis points
(0.1% or 0.001)
—Next $1–$1.999 billion	8.5 basis points
—Amounts over $2 billion	7.5 basis points
High Yield Fixed Income	25.0 basis points
Hedge Funds, Limited Partnerships and Private Equities	100.0 basis points

WM Advisors is paid a quarterly fee for treasury management services computed at the annual rate of 1.75 basis points (0.0175%) of the aggregate value of net assets, not to exceed $500,000 in 2007, on an annual basis. For all years thereafter, the annual rate will be 1.75 basis points of the aggregate value of net assets with no limit on the total annual charge.

WM Advisors provides reports containing a detailed listing of invested assets and transactions in OneBeacon’s investment portfolio at least quarterly. OneBeacon reviews periodically the performance of and the fees paid to WM Advisors under the agreement.

The agreement provides for an initial fixed term of three years, which will be extendible by us for an additional year (a fourth year) at or prior to the end of the second year of the term, and if so extended, for a second additional year (a fifth year) at or prior to the end of the third year of the term. During such term, the WM Advisors Agreement is terminable by us only (i) for cause (including material non-performance by WM Advisors), (ii) if there is a change in control of WM Advisors (for this purpose, a change in control represents 50% or greater change in voting interest of WM Advisors), or (iii) if White Mountains’ voting interest in us falls below 50%. Following the end of the initial term and any extensions, the WM Advisors Agreement may be terminated by either party on 60 days written notice.

Fund American Guarantee

White Mountains has provided and, pursuant to the Separation Agreement, continues to provide an irrevocable and unconditional guarantee as to the payment of principal and interest (the “Guarantee”) on Fund American  Companies, Inc. (“Fund American”) 5.875% Senior Notes due 2013. In May 2003, Fund American, a wholly-owned subsidiary of the Company, issued $700.0 million face value of senior unsecured debt through a public offering, at an issue price of 99.7%. The Senior Notes bear an annual interest rate of 5.875%, payable semi-annually in arrears on May 15 and November 15, until maturity on May 15, 2013.

In consideration of this Guarantee, OneBeacon has agreed to pay a specified fee to White Mountains in the amount of 25 basis points per annum on the outstanding principal amount of the Senior Notes. Such payment will be made on a semi-annual basis in arrears. OneBeacon has further agreed that if White Mountains’ voting interest in the Company falls below 50%, OneBeacon will redeem, exchange or otherwise modify the Senior Notes in order to fully and permanently eliminate White Mountains’ obligations under the Guarantee (the “Guarantee Elimination”). White Mountains has agreed to provide written notice to OneBeacon when its voting interest in us has been reduced below 50%. OneBeacon shall have 180 days from the receipt of such notification to complete the Guarantee Elimination. If the Guarantee Elimination is not completed within the initial 180-day period, the Guarantee fee shall increase by 200 basis points. The Guarantee fee shall further increase by 100 basis points for each subsequent 90-day period thereafter, up to a maximum Guarantee fee of 425 basis points, until the Guarantee Elimination has been completed. All expenses associated with the elimination of the Guarantee will be borne by OneBeacon.

Keep-Well

Fund American’s ability to declare or pay dividends is limited and Fund American may not, in certain circumstances, declare or pay any dividend or distribution to any other class or series of stock other than its Series A Preferred Stock without the consent of the holders of a majority of outstanding shares of the Series A Preferred Stock. Under the terms of a Keep-Well Agreement dated November 30, 2004 between White Mountains and Fund American (the “Keep-Well”), White Mountains has agreed to return to Fund American up to approximately $1.1 billion if some or all of that amount is required by Fund American to meet its obligations under the terms of the Series A Preferred Stock. Under the Keep-Well, White Mountains must make any required contributions to Fund American prior to making any distributions to its shareholders. The aggregate amount of distributions that White Mountains may make to its shareholders is limited; the limit increases or decreases by an amount equal to White Mountains’ consolidated net income or loss over the remaining life of the Keep-Well. The Keep-Well will expire when all obligations of the Series A Preferred Stock, which is redeemable in May 2008, have been satisfied. See “Irrevocable Grantor Trusts” below for discussion of the creation and funding of an irrevocable grantor trust to economically defease the Series A Preferred Stock.

Irrevocable Grantor Trusts

In connection with the initial public offering, OneBeacon created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of Series A Preferred Stock that will be redeemed in 2007 and $300 million of Series A Preferred Stock that will be redeemed in May of 2008. The cash contributed to fund these trusts was used to purchase a portfolio of fixed maturity securities The assets held in trust remain subject to the claims of Fund American’s and Fund American Enterprises’ creditors, respectively, in the event that either Fund American or Fund American Enterprises becomes insolvent. White Mountains Capital, Inc., a subsidiary of White Mountains, serves as the trustee for both irrevocable grantor trusts. Fund American and Fund American Enterprises will pay fees to White Mountains Capital in connection with its trustee services based on quarter end closing market values, quarterly in arrears, in accordance with the fee structure described above under “Investment Management Agreement with White Mountains Advisors LLC”.

Galileo Guarantees

In February 2006, one of the Company’s subsidiaries, OneBeacon Insurance Company (“OBIC”) agreed to provide guarantees of the obligations of Galileo Weather Risk Management Ltd. (“Galileo”) to Galileo’s counterparty in certain weather-related product transactions. Galileo is a subsidiary of White Mountains. The guarantees require OBIC to pay the full amount of Galileo’s obligations to the counterparty in the event of Galileo’s failure to pay these obligations. In the event of a payment, OBIC would be eligible to exercise all of the rights of the counterparty against Galileo.

As of December 31, 2006, OneBeacon had executed sixteen guarantees of Galileo transactions, the total principal amount of which was approximately $158 million. For the year ended December 31, 2006, Galileo paid OBIC $12,108 in fees for the provision of the guarantees. In the event that the total guaranteed principal amount exceeds the lesser of 5% of OBIC’s admitted assets of $3.8 billion at December 31, 2006 or 25% of OBIC’s statutory surplus of $1.7 billion at December 31, 2006, OBIC would require the approval of the Pennsylvania Department of Insurance in order to make any further guarantees. OBIC has agreed, at White Mountains’ option, to continue to make these guarantees available until October 2008 and will receive from Galileo an annual fee of 25 basis points of the value at risk for providing the guarantees. Pursuant to the Separation Agreement, White Mountains has agreed that it will take appropriate steps to ensure that OBIC will not be called on to make payment on these guarantees.

Affiliate Quota Shares

During 2005 and 2004, OneBeacon participated in two quota share reinsurance arrangements with other subsidiaries of White Mountains. Under the Esurance Quota Share, which was effective on

January 1, 2005, OneBeacon assumed approximately 85% of business written by Esurance Insurance Company, which includes business written by its wholly owned subsidiary. Under the Sirius Quota Share, OneBeacon ceded between 6% and 12% of business written, effective April 1, 2004, to Sirius International Insurance Corporation, a subsidiary of White Mountains Re. The affiliate quota shares were entered into primarily for White Mountains’ capital management purposes. These quota share agreements were commuted during the fourth quarter of 2006 in connection with the Company’s initial public offering.

Prospector

Investment Management Agreement with Prospector Partners, LLC

Prior to the initial public offering, Prospector managed most of the publicly-traded common equity and convertible securities in OneBeacon’s portfolio, as well as the employee benefit plan portfolios, through a sub-advisory agreement with WM Advisors.

In connection with the initial public offering, OneBeacon entered into an investment management agreement with Prospector dated November 14, 2006, pursuant to which Prospector supervises and directs the publicly-traded common equity and convertible securities portion of OneBeacon’s investment portfolio in accordance with the investment objectives, policies and restrictions described in OneBeacon’s investment guidelines,. Under the agreement, Prospector has discretion and authority with respect to the portfolio it manages for OneBeacon that is substantially similar to WM Advisors’ discretion and authority under its agreement. The assets of OneBeacon’s portfolio are held in one or more separately identifiable accounts in the custody of a bank or similar entity designated by us and acceptable to Prospector. OneBeacon is responsible for custodial arrangements and the payment of all custodial charges and fees. For the year ended December 31, 2006, Prospector earned $500,000 in fees with respect to OneBeacon’s portfolio.

Prospector continues to serve as a discretionary advisor to WM Advisors under the sub-advisory agreement with respect to specified assets in OneBeacon’s employee benefit plan portfolios.

Under the agreement, OneBeacon pays annual management fees to Prospector based on aggregate net assets under management according to the following schedule: 1.00% on the first $200 million; 0.50% on the next $200 million; and 0.25% on amounts over $400 million.

The agreement has an initial fixed term of three years, which is extendible by us for an additional year (a fourth year) at or prior to the end of the second year of the term, and if so extended, for a second additional year (a fifth year) at or prior to the end of the third year of the term. The agreement is terminable by OneBeacon only (i) for cause (including material non-performance by Prospector), (ii) if either John D. Gillespie or Richard P. Howard are no longer affiliated with Prospector, (iii) if there is a change in control of Prospector (for this purpose, a change in control represents 50% or greater change in voting interest of Prospector), or (iv) if White Mountains’ voting interest in the Company falls below 50%. Following the end of the initial term and any extensions, the Prospector Agreement may be terminated by either party on 60 days written notice. OneBeacon reviews periodically the performance of and the fees paid to Prospector under the agreement.

Richard P. Howard, a managing member of Prospector, is a director of the Company.

Prospector Managed Limited Partnerships

At December 31, 2006, OneBeacon had $36.4 million invested in the Prospector Turtle Fund, L.P. and the Prospector Partners Fund, L.P., limited partnerships managed by Prospector. Under the limited partnership agreements, Prospector serves as general partner and general manager of the funds and is paid a management fee by the Company. In addition, the Company allocates a portion of its earnings on the Company’s limited partnership interests to Prospector as an incentive fee. The Company paid Prospector $357,383 in management fees and $539,556 in incentive fees for the year ended December 31, 2006.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

In connection with the audit of the Company’s financial statements for the year ended December 31, 2006, the Audit Committee has: (1) reviewed and discussed with management and Pricewaterhouse Coopers LLP (“PwC”) the Company’s audited financial statements for the year ended December 31, 2006;  (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with PwC the matters required by Independence Standards Board Statement No. 1.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2006 (as presented herein) are compatible with maintaining their independence. Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to Members at the 2007 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting. The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”). It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC. In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.onebeacon.com.

Submitted by the Audit Committee

Allan L. Waters, Chairman*
David T. Foy
Lowndes A. Smith
Kent D. Urness

*                    Resigned from the Audit Committee effective March 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

Prior to the initial public offering of the Company in November 2006, all engagements of PwC with respect to services rendered to the Company as a stand-alone entity or as part of the White Mountains consolidated group were approved by the Audit Committee of White Mountains. The White Mountains Audit Committee has adopted a pre-approval policy which provides that its Audit Committee shall pre-approve the scope and fees for all services performed by PwC. Annually, the White Mountains Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of White Mountains’ financials. All other audit, audit-related and non audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full White Mountains Audit Committee, (b) on an interim basis by the Chairman of the White Mountains Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full White Mountains Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the White Mountains Audit Committee, provided that White Mountains’ General Auditor makes a full report of all services pre-approved by the policy at the next regularly scheduled meeting of the White Mountains Audit Committee.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the White Mountains Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of White Mountains or its subsidiaries, including the Company prior to its initial public offering; financial information systems design and implementation; appraisal and valuation services, fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.

Pursuant to White Mountains’ pre-approval policy described above, the White Mountains Audit Committee pre-approved the engagement of PwC to provide audit and other services to the Company. In February 2007, the Company’s Audit Committee ratified fees related to the 2006 audit of the Company and fees with respect to other services provided by PwC to the Company, all of which were pre-approved by the White Mountains Audit Committee in accordance with its pre-approval policy. Also in February 2007, the Company’s Audit Committee adopted a pre-approval policy with respect to services to be rendered to the Company by PwC. The pre-approval policy is substantially similar to the policy adopted by the White Mountains Audit Committee and described above.

The services and related fees for such services performed by PwC with respect to the Company in 2006 are set forth below. PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Company’s Audit Committee to ensure that they do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Company’s Audit Committee.

PwC Fees(1)	2006
Audit Fees(2)	$1,506,088
Audit-Related Fees(3)	934,267
Tax Fees(4)	125,246
All Other Fees	0
Total	$2,565,601

(1)          All fees shown are included in aggregate fees paid by White Mountains for services rendered during 2006 as disclosed in White Mountains’ 2007 Proxy Statement.

(2)          The fees in this category were for professional services rendered in connection with (a) the audits of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K, (d) a stand-alone of audit of the Company’s financial statements in connection with its initial public offering in November 2006, (c) the review of the Company’s quarterly financial statements in order to include such financial statements in White Mountains’ consolidated financial statements in connection with its filing of Quarterly Reports on Form 10-Q, and (d) audits of the Company’s subsidiaries that are required by statute or regulation.

(3)          The fees in this category were for professional services rendered in connection with (a) consultations concerning accounting and reporting standards of transactions or events, (b) employee benefit plan audits and (c) services that generally only the Company’s independent registered public accounting firm reasonably can provide such as comfort letters.

(4)          The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our equity compensation plans that authorize the issuance of shares of Company common stock. This information is provided as of December 31, 2006.

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	0	$0
Equity compensation plans not approved by stockholders	1,420,000	$30.00	2,330,000
Total	1,420,000	$30.00	2,330,000

(1)          Includes shares underlying incentive stock options granted under the OneBeacon Long-Term Incentive Plan (the “Plan”) in connection with the initial public offering of the Company in November 2006. The material terms of the Plan are described under the heading “Executive Compensation-OneBeacon Long-Term Incentive Plan”. The option grants are described in footnote 3 to the Summary Compensation Table.

(2)          Excludes performance shares granted to certain members of senior management, including the named executive officers, by the Compensation Committee in February 2007. See “Executive Compensation-Compensation Discussion and Analysis.”

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2006.

PROPOSAL 2

APPROVAL OF 2007 LONG-TERM INCENTIVE PLAN AND APPROVAL OF PERFORMANCE
CRITERIA

Members are being asked to approve the Company’s 2007 Long-Term Incentive Plan (the “Incentive Plan”) at the 2007 Annual Meeting and to approve, for purposes of compliance with exclusions from the limitations of Section 162(m) of the Code, the performance criteria that the Compensation Committee may use in setting performance goals applicable to awards under the Incentive Plan. On February 21, 2007, the Board of Directors approved, subject to the approval of the Company’s Members, the Incentive Plan.  No awards have been made under the Incentive Plan.

A summary of the material terms of the Incentive Plan are set forth below. Capitalized terms used in this proposal are defined in the Incentive Plan. The Incentive Plan details performance criteria that may be used by the Compensation Committee as a condition to the vesting and payment of performance share and performance unit awards to management. See “Description of the Incentive Plan-Performance Shares and Performance Units.” Under Code Section 162(m), the performance criteria generally must be submitted to and approved by Members at least every five years. If the performance criteria are not approved by Members, the U.S. federal income tax deduction for some or all of the value of certain awards that may be granted under the Incentive Plan may not be allowed.

Background

The Company believes that its long-term compensation should be based on “pay for performance” and further believes that management should act as if they were owners. With these objectives in mind, the Compensation Committee believes that the proposed Incentive Plan will allow the Company to closely align the financial interests of management with those of the Company’s Members. This summary of the material terms of the Incentive Plan is qualified in its entirety by reference to Appendix A to this proxy statement.

Description of the Incentive Plan

Awards.   The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares and performance units.

Administration.   The Compensation Committee administers the Incentive Plan and has the authority to select employees to receive awards under the Incentive Plan, determine the type, size and terms of awards granted under the Incentive Plan, interpret the Incentive Plan and related awards and establish, amend and rescind rules and regulations relating to the Incentive Plan.

Shares.   A maximum of 7,500,000 Shares may be issued as restricted stock awards or granted at target pursuant to awards made under the Incentive Plan, with up to 15,000,000 Shares actually issuable if all performance awards granted pay out at 200% of target.

Eligibility.   Any director or key employee of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the Incentive Plan.

Options and Stock Appreciation Rights.   Options granted under the Incentive Plan may be non-qualified options or incentive stock options and are granted to eligible employees for no consideration. Options may be granted in tandem with stock appreciation rights or performance shares. An employee cannot receive options and stock appreciation rights on more than 1,000,000 Shares during any one year.

The exercise price of each Share covered by an option will be not less than the greater of the fair market value of a Share as of the date the option is granted or the par value of a Share, provided that the exercise price of each Share of an incentive share option granted to certain employees with large shareholdings in the Company cannot be less than 110% of the fair market value of a Share on the date the option is granted. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the option agreement. Except in the event of an option holder’s death, disability or retirement or except as determined by the Board, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date and (2) three months after the holder’s termination of employment. Shares will not be delivered pursuant to an option’s exercise until the optionholder pays the exercise price in full. Payment of the exercise price may be made in cash or check, by cashless exercise or by exchanging Shares owned by the optionholder or a combination of these methods.

There are no U.S. federal tax consequences to optionholders, the Company or its subsidiaries in connection with the grant of an option. Upon the exercise of non-qualified options, optionholders will generally be subject to U.S. federal taxation on the aggregate difference in value between the option exercise price and the fair market value of the Shares with respect to which the option is exercised. That amount should be deductible for U.S. federal tax purposes with respect to employees of subsidiaries of the Company that are incorporated in the United States. A holder of an incentive stock option is generally not subject to U.S. federal taxation, and the Company and its subsidiaries are generally not entitled to a U.S. federal tax deduction, upon its exercise if the Shares obtained upon exercise are held for a specified period of time. Because the Company is incorporated in Bermuda, it cannot take a U.S. federal tax deduction in respect of options exercised by employees to the extent the options are granted as part of compensation for services performed under an employment agreement with the Company.

Stock appreciation rights can only be granted in tandem with options and give the holder the right to receive, in exchange for the cancellation of the option on the number of Shares with respect to which the stock appreciation right is exercised, a payment in an amount equal to the aggregate difference between the applicable exercise price and the fair market value of Common Shares with respect to which the right is exercised (which for this purpose only cannot exceed 150% of the applicable exercise price). Stock appreciation rights may be settled in cash or Shares.

Restricted Stock.   The Compensation Committee may award shares of Restricted Stock, which are Shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Compensation Committee (the “restricted period”). An employee cannot receive more than 500,000 Shares of Restricted Stock during any one year. The Company may purchase the Shares subject to an award of Restricted Stock at any price specified by the Compensation Committee at the time of grant if the holder’s employment with the Company terminates before the end of the applicable restricted period for a reason other than death, disability or, in the discretion of the Board, retirement or other voluntary termination.

Performance Shares and Performance Units.   Performance shares are awards of phantom Shares, some or all of which are earned if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance shares earned can range from 0% to 200% of the number of target shares originally granted. The value earned by an employee pursuant to an award of performance shares is generally equal to the number of award shares earned with respect to the award period multiplied by the fair market value of a Share on the date of payment. Performance shares are typically paid in cash, though they may be paid in Shares at the election of the Compensation Committee. The maximum amount of compensation that can be earned by an employee pursuant to an award of performance shares with respect to any particular award period of one year or more cannot exceed the value of 500,000 Shares.

The Incentive Plan also provides for the grant of performance units. Performance units are awards of phantom units that are paid out if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance units earned can range from 0% to 200% of the number of target units originally granted. The value earned by an employee pursuant to an award of performance units is equal to the number of performance units earned over the award period multiplied by the unit value determined by the Compensation Committee, which is $100 (or in certain cases $1,000) increased by the percentage growth in value of the Company, any of its subsidiaries or any combination thereof over the award period. The maximum amount of compensation that can be earned by an employee with respect to an award of performance units during any award period of one year or more cannot exceed $25,000,000. This limit on the amount of compensation that can be earned with respect to performance units is pro rated for award periods of less than three years in the event of death or disability of an employee.

Awards of performance shares and performance units are generally forfeited if any employee terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or retirement.

The performance goals that may be selected by the Compensation Committee with respect to performance share and performance unit awards are based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; and (xxiii) economic value per Share; (xxiv) underwriting return on capital; and (xxv) underwriting return on equity. The foregoing criteria may, as determined by the Compensation Committee, relate to the Company, one or more of its subsidiaries or divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. At the time of an award of performance shares or performance units, the Compensation Committee establishes specific performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of a performance share or performance unit award. The Compensation Committee may calculate the relevant performance objective without regard to extraordinary items.

The Compensation Committee may settle performance share or performance unit awards earned by an employee in cash or Shares.

Change in Control.   In the event of certain terminations of an employee’s employment with the Company or certain adverse changes to the Incentive Plan, in each case within 24 months of a Change in Control (as defined in the Incentive Plan), stock options held by the employee immediately vest and become exercisable, awards of restricted stock held by the employee immediately vest and become unrestricted and the employee becomes entitled to a payment (as specified in the Incentive Plan) with respect to performance share or performance unit awards granted prior to the Change in Control.

Certain Transactions.   The Compensation Committee may make equitable changes in the terms of outstanding awards granted under the Incentive Plan or in the number of Shares issuable under an award or under the Incentive Plan in the event of any change in the Company’s outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event.

Amendment.   The Board may amend the Incentive Plan at any time, but no such amendment may, without the approval of the Company’s Members (except as described under “Certain Transactions”, above) increase the number of Shares that may be issued under the Incentive Plan or change the class of employees eligible to participate in the Incentive Plan.

Limitation on Company’s Deduction.   Under Section 162(m) of the Code, the U.S. federal tax deduction for the Company’s domestic subsidiaries for all compensation paid to certain highly paid executive officers of the Company or its subsidiaries in any one year is limited to $1,000,000 per officer. Compensation that qualifies as “performance-based compensation” is exempt from this deduction limitation. Compensation may qualify as “performance-based compensation” for purposes of Code Section 162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by Members. Under Code Section 162(m), the performance criteria generally must be submitted to and approved by Members at least every five years. If the performance criteria are not approved by the Members, the U.S. federal income tax deduction for some or all of the value of certain awards that may be granted under the Incentive Plan may not be allowed. The Company believes that the U.S. federal income tax deductions of a domestic subsidiary arising from an officer’s exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation. However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m) of the Code.

A complete copy of the Incentive Plan is included in this proxy statement as Appendix A.

The Board recommends a vote FOR Proposal 2 to approve the Company’s 2007 Long-Term Incentive Plan and Performance Criteria.

PROPOSAL 3

APPROVAL OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Subject to Member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2007. Further, Members are being asked to authorize the Board, acting by the Audit Committee, to negotiate and fix the remuneration to be paid to PwC in connection with the services to be provided to the Company for 2007. Representatives from PwC will attend the 2007 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

PwC has served as the Company’s independent registered public accounting firm for the past year and as White Mountains’ registered public accounting firm for the past 7 years.

The Board recommends a vote FOR Proposal 3 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2007.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this proxy statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2007 Annual Meeting.

Votes Required for Approval

The proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2007 Annual Meeting, in person or by proxy, provided a quorum is present.

Inspector of Election

Wells Fargo Shareowner Services has been appointed as Inspector of Election for the 2007 Annual Meeting. Representatives of Wells Fargo will attend the 2007 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to Members sharing the same address. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information received at your household.

In the future, we will send only one annual report and proxy statement to Members sharing the same address unless we receive instructions to the contrary from any Member at that address. Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Secretary at the address in this proxy statement. You also may request copies of our annual disclosure documents on our web site at www.onebeacon.com.

Availability of Proxy Materials and Annual Report

The Company’s audited financial statements for the year ended December 31, 2006, as approved by the Company’s Board of Directors, will be presented at the 2007 Annual Meeting. This proxy statement and our 2006 Annual Report are also available on our web site at www.onebeacon.com under the heading “Investor Relations.” Most Members can elect to view future proxy statements and annual reports, as well as vote their common shares, over the Internet instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents. If you hold shares through a bank, broker or other holder of record, please refer to the information provided by your bank or broker regarding the availability of electronic delivery. If you hold shares through a bank, broker or other holder of record and you have elected electronic access, you will receive information in the proxy materials mailed to you by your bank or broker containing the Internet address for use in accessing our proxy statement and annual report.

Proposals by Members for the 2008 Annual General Meeting of Members

Member proposals (other than proposals nominating director candidates for which the procedures are outlined on page 6) must be received in writing by the Secretary of the Company no later than December 6, 2007 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company’s proxy statement relating to the Annual General Meeting to be held in 2008.

Other Matters

Whether or not you plan to attend the meeting, please vote over the Internet or by telephone or complete, sign and return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

Our 2006 Annual Report and Form 10-K, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By Order of the Board of Directors,

T. Michael Miller
President and Chief Executive Officer
April 6, 2007

Appendix A

OneBeacon Long-Term Incentive Plan

1. PURPOSE

The purpose of the OneBeacon Long-Term Incentive Plan (the “Plan”) is to advance the interests of OneBeacon Insurance Group, Ltd. (the “Company”) and its stockholders by providing the ability to grant long-term incentives to certain key employees and directors of the Company and of its subsidiaries.

2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company;  provided that each member of the Committee qualifies as (a) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

The Committee shall have exclusive authority to select the employees and directors to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. With respect to Awards made to directors, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. In connected with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan and such alternative provisions shall not be deemed to conflict with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee, in its discretion and subject in all instances to applicable law, may delegate to one or more directors or committees of the Board of Directors all or part of the Committee’s authority and duties with respect to administering the Plan and granting Awards. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3. AWARDS

(a)          Eligible Participants.   Any employee or director of the Company or any of its subsidiaries is eligible to receive an Award hereunder. The Committee  shall select which eligible employees, or directors shall be granted Awards hereunder. No employee or director shall have a right to receive an Award hereunder and the grant of an Award to an employee or director shall not obligate the Committee to continue to grant Awards to such employee or director in subsequent periods.

(b)         Type of Awards.   Awards shall be limited to the following five types: (i) “Stock Options,” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Performance Shares” and (v) “Performance Units.”  Stock Options, which include “Incentive Stock Options” and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company (“Shares”). A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

(c)          Maximum Number of Shares That May Be Issued.   A maximum of 7,500,000 Shares (subject to adjustment as provided in Section 14) may be issued as Restricted Stock awards or granted at target pursuant to Awards made under the Plan and, accordingly, up to 15,000,000 Shares (subject to adjustment as provided in Section 14) may be issued by the Company in satisfaction of its obligations with respect to such Award grants. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares covered by the related Stock Option. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company’s option described in Section 5 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such Shares may again be issued under the Plan.

(d)         Rights With Respect to Shares.   A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

(i)             A participant to whom Stock Options, Stock Appreciation Rights or Performance Shares are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in Section 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

(ii)         The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock

4. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee may grant to participants Stock Options (including, in its discretion, Stock Appreciation Rights). The maximum number of Shares with respect to which Stock Options and Stock Appreciation Rights (not including Stock Appreciation Rights attached to Stock Options) may be issued to a participant in one year is 1,000,000. Each Stock Option shall comply with the following terms and conditions:

(a)          The per share exercise price shall not be less than the greater of (i) the fair market value per Share at the time of grant, as determined in good faith by the Committee, or (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Participant”) shall not be less than the greater of 110% of such fair market value, or the par value per Share.

(b)         The Committee shall initially determine the number of Shares to be subject to each Stock Option. The number of Shares subject to a Stock Option will subsequently be reduced on a Share-for-Share basis to the extent that Shares under such Stock Option are used to calculate the cash and/or Shares received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option.

(c)          The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(d)         The Stock Option shall not be exercisable:

(i)             after the expiration of ten years from the date it is granted (or such earlier date specified in the grant of the Stock Option) and may be exercised during such period only at such time or times as the Committee may establish;

(ii)         unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash or check, (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a fair market value equal to the cash exercise price thereof, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, (C) by the Company delivering for sale to a registered securities broker acceptable to the Company a number of the Shares being acquired by the person exercising the Stock Option being sufficient, after brokerage commissions and, if the participant so elects, withholding obligations, to cover the cash exercise price thereof, together with instructions to the broker to remit to the Company the aggregate exercise price and the remainder to the participant, or (D) by a combination of United States dollars and Shares pursuant to (A), (B) and/or (C) above;

(iii)     by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

(A)       if such person shall cease to be an officer or employee of the Company or one of its subsidiary corporations solely by reason of a period of Related Employment as defined in Section 9, he may, during such period of Related Employment (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

(B)        if an optionee shall become disabled as defined in Section 8 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option; or

(C)        if an optionee shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of

Section 4(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option; provided, however, that if death occurs during the three-year period following a disability as described in Section 4(d)(iii)(B) hereof or any period following a voluntary termination (including retirement) in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 4(d)(iii)(D) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

(D)       if such person shall voluntarily terminate his employment with the Company (including retirement), the Committee, in its sole discretion, may determine that the optionee may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of Section 4(d)(i) hereof.

(e)          The aggregate market value of Shares (determined at the time of grant of the Stock Option pursuant to Section 4(a) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the optionee may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(f)            If the Committee, in its discretion, so determines, there may be related to the Stock Option, either at the time of grant or by amendment, a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

(i)             A Stock Appreciation Right may be exercised only:

(A)       to the extent that the Stock Option to which it relates is at the time exercisable, and

(B)        if

(1)         in the case of a Stock Option other than an Incentive Stock Option only, such Stock Option will expire by its terms within 30 days (90 days if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act);

(2)         the optionee has become disabled or ceased to be an officer or employee by reason of his retirement with the approval of the Committee in its sole discretion; or

(3)         the optionee has died.

However, if the Stock Option to which the Stock Appreciation Right relates is exercisable and if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act, the Stock Appreciation Right may, subject to the approval of the Committee, be exercised during such periods, as may be specified by the Committee;

(ii)         A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of Section 4(d)(iii)(C) hereof) to surrender unexercised the related Stock Option (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of Shares having an aggregate market value equal to the excess of the market value of one Share (provided that, if such value exceeds 150% of the per share exercise price specified in such Stock Option, such value shall be deemed to be 150% of such Stock Option price) over the exercise price of such Stock Option price per share, times the number of Shares subject to the Stock Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The market value of a Share for this purpose shall be the market value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received;

(iii)     No fractional Shares shall be delivered under this Section 4(f), but in lieu thereof a cash adjustment shall be made; and

(iv)       In the case of a Stock Appreciation Right attached to an Incentive Stock Option, such Stock Appreciation Right shall only be transferable when such Incentive Stock Option is transferable pursuant to Section 4(c) hereof.

(g)          Notwithstanding anything herein to the contrary, in the event a Change in Control as defined in Section 10(a) occurs and within 24 months thereafter: (A) there is a Termination Without Cause, as defined in Section 11, of an optionee’s employment; or (B) there is a Constructive Termination as defined in Section 12, of an optionee’s employment; or (C) there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of an optionee affecting any Award held by such optionee and if the optionee then holds a Stock Option,

(A)       in the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise the entire Stock Option, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the option has expired under the provisions of Sections 4(d)(i)), and

(B)        in the case of an Adverse Change in the Plan, the optionee may exercise the entire Stock Option at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following his termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the option has expired under the provisions of Section 4(d) (i)).

5. RESTRICTED STOCK

The Committee may grant to participants Restricted Stock Awards, up to a maximum number of 500,000 Shares of Restricted Stock to a participant in one year. Each Award of Restricted Stock shall comply with the following terms and conditions:

(a)          The Committee shall determine the number of Shares of Restricted Stock to be issued to a participant.

(b)         Shares of Restricted Stock issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted until the Award vests in accordance with the terms established by the Committee (the “Restricted Period”). The Company shall have the option to repurchase the Shares of Restricted Stock at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant’s continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 5(c), prior to the expiration of the Restricted Period or the earlier lapse of the option. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option become exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 5(b) shall terminate and be of no further force and effect. Notwithstanding anything to the contrary in this Section 5(b), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162(m) of the Code.

(c)          If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(i)             die or become disabled (as defined in Section 8) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) a pro rata portion of the Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs which shall be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a percentage, the numerator of which is equal to the number of months elapsed in the Restricted Period as of the date of death or disability (counting the month in which the death or disability occurred as a full month) and the denominator of which is equal to the number of months in the Restricted Period.

(ii)         voluntarily terminate his employment with the Company (including retirement) during the Restricted Period, the Committee may determine that all or any portion of the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs.

(d)         In the event within 24 months after a Change in Control as defined in Section 10(a) and during the Restricted Period:

(i)             there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

(ii)         there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

(iii)     there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant, then the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

6. PERFORMANCE SHARES

The grant of a Performance Share Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the “Actual Value”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in Section 6(h). Each Performance Share Award shall be subject to the following terms and conditions:

(a)          The Committee shall determine the target number of Performance Shares to be granted to a participant. The maximum number of Performance Shares that may be earned by a participant for any single Award Period of one year or longer shall not exceed 500,000. Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)         The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii) the market value of a Share on the date the Award is approved and becomes payable to the participant. The “Performance Percentage” applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee.

(c)          At the time each Performance Share Award is granted, the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period. The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(d)         The award period (the “Award Period”) in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e)          Except as otherwise determined by the Committee, Performance Shares shall be canceled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 9, and except as otherwise specified in this Section 6(e) or in Section 6(f). Notwithstanding the foregoing and without regard to Section 6(g), if an employee participant shall:

(i)             while in such employment, die or become disabled as described in Section 8 prior to the end of an Award Period, the Performance Share Award for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Share Award equal to the product of (A)(i) the target number of Performance Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the performance period in which the death or disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or disability occurred (but which in no event shall be less than 50%); provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 7(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

(ii)         retire prior to the end of the Award Period, the Performance Share Award for such Award Period shall be immediately canceled; provided, however, that the Committee in its sole discretion may determine to make a payment to the participant in respect of such canceled Performance Share Award. Subject to the discretion of the Committee, a participant shall be entitled to receive as soon as administratively feasible a cash payment equal to the product of (A) (i) the target number of Performance Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the performance period in which the retirement occurred, multiplied by (C) the Performance Percentage determined by the Committee to have been achieved through the end of the performance period in which the retirement occurred; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 7(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control. For purposes of the Plan, “retire” and “retirement” shall mean termination of service with the Company, other than for Cause, at any time after attaining age sixty (60) or termination of service under circumstances which the Committee deems equivalent to retirement.

(f)            If within 24 months after a Change in Control as defined in Section 10(a):

(i)             there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

(ii)         there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

(iii)     there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a “Trigger Event”), then with respect to Performance Share Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a cash payment equal to the product of (A) (i) the target number of Performance Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the greater of (i) the market value of a Share immediately prior to the Change in Control and (ii) the market value of a Share on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. If following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 6(g) below.

(g)          Except as otherwise provided in Section 6(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify the foregoing to the Board of Directors. The Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary.

(h)         Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company, payment of any amount in respect of the Performance Shares shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Shares are earned. Performance Shares may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

7. PERFORMANCE UNITS

The grant of a Performance Unit Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if the terms and conditions specified herein and in the Award agreement are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 7(g). Each Performance Unit Award shall be subject to the following terms and conditions:

(a)          The Committee shall determine the target number of Performance Units to be granted to a participant. The maximum Earned Value that may be earned by a participant for Performance

Units for any single Award Period of one year or longer shall not exceed $25,000,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

The Earned Value of an Award of Performance Units shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Unit on the date the Award is paid or becomes payable to the employee. The “Performance Percentage” applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee. The method for calculating the Value of each Unit shall be defined within the award agreement.

(b)         At the time each Performance Unit Award is granted the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity.  The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(c)          The award period (the “Award Period”) in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(d)         Except as otherwise determined by the Committee, Performance Units shall be cancelled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Section 10, and except as otherwise specified in this Section 7(e) or in Section 7(f). Notwithstanding the foregoing and without regard to Section 7(f), if an employee participant shall:

(i)             while in such employment, die or become disabled as described in Section 8 prior to the end of an Award Period, the Performance Unit Award for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the performance period in which the death or disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or disability occurred; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 7(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control; or

(ii)         retire with the approval of the Committee in its sole discretion prior to the end of the Award Period; the Performance Unit Award for such Award Period shall be immediately canceled; provided, however, that the Committee in its sole discretion may determine to make a payment to the participant in respect of such canceled Performance Unit Award. Subject to the discretion of the Committee, the participant shall be entitled to receive as soon as administratively feasible a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the performance period in which the retirement occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the retirement occurred; provided, however, that no such continuation shall be deemed to have occurred for purposes of applying Section 8(f) in the event of an Adverse Change in the Plan in respect of the participant following a Change in Control. For purposes of the Plan, “retire” and “retirement” shall mean termination of service with the Company, other than for Cause, at any time after attaining age sixty (60) or termination of service under circumstances which the Committee deems equivalent to retirement.

(e)           If within 24 months after a Change in Control as defined in Section 10(a), a Trigger Event occurs, then with respect to Performance Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a cash payment equal to the product of (A) (i) the target number of Performance Units for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the greater of (i) the value of a Performance Unit immediately prior to the Change in Control and (ii) the value of Performance Unit on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. If following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 7(g) below.

(f)             Except as otherwise provided in Section 7(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify all of the foregoing to the Board of Directors. The Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or his beneficiary.

(g)           Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company, payment of any amount in respect of the Performance Units shall be made by the Company no later than 2 1/2 months after the end of the Company’s fiscal year in which such Performance Units are earned, and may be made in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

8. DISABILITY

For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

9. RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 9. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

10. CHANGE IN CONTROL

(a)          For purposes of this Plan, a “Change in Control” within the meaning of this Section 11(a) shall occur if:

(i)             Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than White Mountains Insurance Group, Ltd. or one of its wholly owned subsidiaries, or an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares and such percentage exceeds the beneficial ownership percentage of the Company’s then outstanding Shares attributed to White Mountains Insurance Group, Ltd., together with its wholly owned subsidiaries;

(ii)         the Continuing Directors, as defined in Section 10(b), cease for any reason to constitute a majority of the Board of the Company; or

(iii)     the business of the Company for which the participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company (including stock of a subsidiary of the Company).

(b)         For the purposes of this Plan, “Continuing Director” shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company’s Shares and (B) who either was a member of the Board on October 18, 2006, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof).

(c)          In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “market value” of Shares will be determined following the Change in Control.

11. TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or subsidiary or business unit of the Company by the Company (or subsidiary or business unit, as applicable) or, by a purchaser of the participant’s subsidiary or business unit after a Change in Control as described in Subsection 10(a)(iii), other than (i) for death or disability as described in Section 8 or (ii) for Cause. “Cause” shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment which causes, or is likely to cause, material loss or damage to the Company, subsidiary or business unit. Notwithstanding anything herein to the contrary, if the participant’s employment with the Company, subsidiary or business unit  shall terminate due to a Change in Control as described in Subsection 10(a)(iii), where the purchaser (the “Purchaser”), as described in such subsection, formally assumes the Company’s obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a “Termination Without Cause.”

12. CONSTRUCTIVE TERMINATION

“Constructive Termination” shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 13 until and unless 30 days have elapsed from the date the Company receives such written notice from the participant without the Company curing or causing to be cured the circumstance or circumstances described in this Section 13 on the basis of which the declaration of Constructive Termination is given.

13. ADVERSE CHANGE IN THE PLAN

An “Adverse Change in the Plan” shall mean

(a)          termination of the Plan pursuant to Section 18(a);

(b)         amendment of the Plan pursuant to Section 17 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or,

(c)          in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

In no event shall any amendment of the Plan or an Award contemplated by Section 15 hereof be deemed an Adverse Change in the Plan.

14. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, or in the event of an extraordinary cash dividend or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 3, in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

15. DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares, Performance Units or Stock Appreciation Rights under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

16. MISCELLANEOUS PROVISIONS

(a)          No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b)         A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

(c)          No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

(d)         The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Section 4(d)(iii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

(e)          The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

(i)             if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

(ii)         if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

(f)            The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(g)          By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(h)         If a Purchaser of a subsidiary or business unit agrees to fully assume the obligations of the Company under a Participant’s outstanding Awards under the Plan or to replace them with similar or like awards with no diminution of value of the Awards as described in Section 11, then the Company shall be released from its obligations to such Participant with respect to such Awards without the requirement of any action by or approval of the Participant. If a Purchaser declines to assume or replace such obligations, the Company shall remain obligated under the Awards as provided in the Plan.

17. AMENDMENT

The Plan may be amended at any time and from time to time by the Board subject to applicable law, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent.

18. TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)          the adoption of a resolution of the Board terminating the Plan; or

(b)         ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with Section 19 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

19. SHAREHOLDER ADOPTION

The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders.

20. GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of Bermuda.

ONEBEACON INSURANCE GROUP, LTD.

ANNUAL GENERAL MEETING OF MEMBERS

Tuesday, May 22, 2007
12:00 noon Atlantic Time (11:00 a.m. ET)

The Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Pembroke HM 11
Hamilton, Bermuda

OneBeacon Insurance Group, Ltd.	proxy

This proxy is solicited by the Board of Directors for use at the Annual General Meeting on May 22, 2007 and any adjournment thereof.

The shares you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

The undersigned hereby appoints T. Michael Miller and Paul H. McDonough, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2007 Annual General Meeting of Members to be held Tuesday, May 22, 2007, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company’s Class I Directors; FOR the approval of the 2007 Long-Term Incentive Plan and Performance Criteria; FOR the Appointment of the Company’s Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting.

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to OneBeacon Insurance Group, Ltd., c/o Shareowner ServicesSM , P.O. Box 64873, St. Paul, MN 55164-0873.

See reverse for voting instructions.

* Please detach here *

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.
1. Election of Class I directors to a term ending in 2010		01 Lois W. Grady 02 T. Michael Miller	03 Lowndes A. Smith 04 Kent D. Urness	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the 2007 Long-Term Incentive Plan and Performance Criteria; and			☐ For	☐ Against	☐ Abstain

3. Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2007.			☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.